Exhibit 10.44

S U B L E A S E

SUBLESSOR:	JUBILEE LIMITED PARTNERSHIP,
an Ohio Limited partnership
1798 FREBIS AVENUE
COLUMBUS, OHIO 43206-3764
SUBLESSEE:	SHONAC CORPORATION,
an Ohio Corporation
1675 WATKINS ROAD
COLUMBUS, OHIO 43207
PREMISES:	5516 LEESBURG PIKE
BAILEYS CROSSROADS
FAIRFAX, VA 220417

TABLE OF CONTENTS

SECTION 1	PREMISES
SECTION 2	TERM
SECTION 3	COMMENCEMENT DATE
SECTION 4	RENEWAL OPTIONS
SECTION 5	MINIMUM RENT
SECTION 6	PERCENTAGE RENT
SECTION 7 INTENTIONALLY DELETED	SECURITY DEPOSIT
SECTION 8	RIGHT TO REMODEL
SECTION 9	UTILITIES
SECTION 10	GLASS
SECTION 11	PERSONAL PROPERTY
SECTION 12	RIGHT TO MORTGAGE
SECTION 13	SUBLEASE OR ASSIGNMENT
SECTION 14	COMMON AREAS
SECTION 15	OPERATION OF COMMON AREAS
SECTION 16	COMMON AREA MAINTENANCE, SUBLESSEE’S SHARE
SECTION 17	EMINENT DOMAIN
SECTION 18	SUBLESSEE’S TAXES
SECTION 19	RISK OF GOODS
SECTION 20	USE AND OCCUPANCY
SECTION 21	NUISANCES
SECTION 22	WASTE AND REFUSE REMOVAL
SECTION 23	FIRE AND CASUALTY
SECTION 24	SUBLESSOR REPAIRS
SECTION 25	SUBLESSEE’S REPAIRS
SECTION 26	COVENANT OF PEACEFUL POSSESSION
SECTION 27	SUBLESSEE’S AND SUBLESSOR’S INSURANCE; INDEMNITY
SECTION 28	REAL ESTATE TAXES
SECTION 29	SUBLESSEE’S INSURANCE CONTRIBUTION
SECTION 30	FIXTURES

SECTION 31	SURRENDER
SECTION 32	HOLDING OVER
SECTION 33	NOTICE
SECTION 34	DEFAULT
SECTION 35	WAIVER OF SUBROGATION
SECTION 36	LIABILITY OF SUBLESSOR; EXCULPATION
SECTION 37	RIGHTS CUMULATIVE
SECTION 38	MITIGATION OF DAMAGES
SECTION 39	SIGNS
SECTION 40	ENTIRE AGREEMENT
SECTION 41 INTENTIONALLY DELETED	SUBLESSOR’S LIEN
SECTION 42	BINDING UPON SUCCESSORS
SECTION 43	HAZARDOUS SUBSTANCES
SECTION 44	TRANSFER OF INTEREST
SECTION 45	ACCESS TO PREMISES
SECTION 46	HEADINGS
SECTION 47	NON-WAIVER
SECTION 48	SHORT FORM SUBLEASE
SECTION 49	REFERENCE TO MASTER LEASE
SECTION 50	ESTOPPEL CERTIFICATE

S U B L E A S E
      THIS AGREEMENT OF SUBLEASE, made this 12th day of June, 2000, by and between Jubilee Limited Partnership, an Ohio limited partnership (hereinafter referred to as “Sublessor”), with offices at 1798 Frebis Avenue, Columbus, Ohio 43206-3764 and Shonac Corporation, an Ohio corporation, dba DSW Shoc Warehouse, with offices at 1675 Watkins Road, Columbus, Ohio 43207 (hereinafter referred to as “Sublessee”).
W I T N E S S E T H:
SECTION 1. PREMISES
      (a) Sublessor, in consideration of the rents to be paid and covenants and agreements to be performed by Sublessee, does hereby sublease unto Sublessee the premises (hereinafter referred to as the “premises” or “demised premises”) in the Baileys Crossroads Shopping Center (hereinafter referred to as the “Shopping Center”), on the northeast side of Leesburg Pike at 5516 Leesburg Pike, Baileys Crossroads, in the City of Fairfax, and State of Virginia. The location, size, and area of the demised premises and of the Shopping Center shall be substantially as shown on Exhibit “A” attached hereto and made a part hereof. A legal description of the Shopping Center is shown on Exhibit “A-1” attached hereto and made a part hereof. Sublessee shall not change the configuration of the Shopping Center or consent to any proposed change by Landlord which requires Sublessor’s consent under the Master Lease (as those terms are defined in Section 49 below) so as to materially adversely affect access to, visibility of or parking for the premises without the prior written consent of Sublessee.
      (b) The demised premises shall have a ground floor area of approximately 25,955 square feet.
      SECTION 2. TERM
      The term of this Sublease shall be for a period of approximately nine (9) years, beginning on the commencement date (as hereinafter defined), and expiring on November 30, 2009.
SECTION 3. COMMENCEMENT DATE
      (a) As herein used, the phrase “commencement date” shall mean the earlier of: (i) the day Sublessee opens for business in the demised premises, or (ii) ninety (90) days after Sublessor has delivered to Sublessee possession of the demised premises as same are to be substantially completed by Sublessor and ready for occupancy, as in (b) below. The anticipated delivery date is within six (6) months of a fully executed sublease agreement. Sublessee shall not be required to accept delivery between 11-01-00 and 01-31-01. Should Sublessee not receive possession by 01-31-01, Sublessee at its

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option may terminate this sublease agreement by notice to Sublessor at any time prior to delivery of possession of the demised premises to Sublessee. Notwithstanding the above, Sublessor shall give Sublessee at least sixty (60) days advance written notice of its anticipated delivery date, so that Sublessee might plan accordingly.
      (b) Possession of the demised premises shall not be deemed to have been given to Sublessee unless the demised premises are ready for the installation of Sublessee’s fixtures and finishing work by Sublessee, and are free of any violation of laws, ordinances, regulations and building restrictions relating to the possession or use of or construction upon the demised premises. Sublessor’s work is listed on Exhibit “B”, attached hereto and made a part hereof.
      (c) Prior to the date on which possession is delivered to Sublessee as aforesaid, Sublessee shall have the right to enter the demised premises at its own risk rent-free for the purpose of preparing for its occupancy, installing fixtures and equipment, and receiving merchandise and other property, provided that it does not unreasonably interfere with Sublessor’s construction activities. All work other than that to be performed by Sublessor is to be done by Sublessee within ninety (90) days after the date possession of the demised premises has been delivered to Sublessee, at Sublessee’s expense in accordance with the provisions of this Sublease and as set forth in the schedule entitled Description of Sublessee’s Work and attached hereto as Exhibit “C” and made a part hereof.
      (d) From the date upon which the demised premises are delivered to Sublessee for its work until the commencement date of the sublease term, Sublessee shall observe and perform all of its obligations under this Sublease (except its obligation to operate and to pay minimum rent, percentage rent, its pro rata share of maintenance costs, provided for in Section 16 hereof, its pro rata share of real estate taxes provided for in Section 28 hereof and its prorata share of insurance provided for in Section 29 hereof). In the event Sublessee fails to open for business within ninety (90) days after the date possession of the demised premises has been delivered to Sublessee, Sublessor, in addition to any and all other available remedies, may require Sublessee to pay to Sublessor, in addition to all other rent and charges herein, as liquidated damages and not as a penalty, an amount equal to one-one hundred eightieth (1/180) of the annual minimum rent for each day such failure to open continues.
SECTION 4. RENEWAL OPTIONS
      (a) Provided Sublessor has exercised its renewal option (of which notice shall also be given to

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Sublessee) as granted in the Master Lease; and provided Sublessee has fully complied with all of the terms, provisions, and conditions on its part to be performed under this Sublease and is not in default under this Sublease, Sublessee may, by giving written notice to the Sublessor at least fifteen (15) months on or before the expiration of the original term of this Sublease, extend such term for a period of ten (10) year(s) upon the same covenants and agreements as are herein set forth, except that the minimum rent during the first renewal term shall be increased to Forty-Seven Thousand Five Hundred Eighty Four and 17/100 Dollars ($47,584.17) each month.
      (b) Provided Sublessor has exercised its renewal option as granted in the Master Lease; and provided Sublessee has fully complied with all of the terms, provisions and conditions on its part to be performed under this Sublease, is not in default under this Sublease and has exercised its first option to renew hereunder, Sublessee may, by giving written notice to the Sublessor at least fifteen (15) months on or before the expiration of the first extended term of this Sublease, extend such term for an additional period of ten (10) year(s) upon the same covenants and agreements as the first extended term except that the minimum rent (as increased pursuant to subparagraph (a) above) during this second renewal term shall be further increased Fifty-One Thousand Nine Hundred Ten Dollars ($51,910.00) each month.
SECTION 5. MINIMUM RENT
      (a) Sublessee agrees to pay to Sublessor, as minimum rent for the demised premises, equal consecutive monthly installments of: (i) Forty-Three Thousand Two Hundred Fifty Eight and 33/100 Dollars ($43,258.33), commencing on the commencement date, and continuing on the first day of each calendar month during years one (1) through five (5) of the initial term of this Sublease; (ii) Forty-Five Thousand Four Hundred Twenty One and 25/100 Dollars ($45,42 1.25) each calendar month during years six (6)through the remainder of the initial term of this Sublease. All such rental shall be payable to Sublessor in advance, without prior written notice or demand and without any right of deduction, abatement, counterclaim or offset whatsoever (unless specifically permitted in this sublease agreement). As used in this Sublease, the term “minimum rent” means the minimum rent set forth in this subparagraph (a).
      (b) If the Sublease term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, the minimum rental for such first or last fractional month shall bc such proportion of the monthly minimum rental as the number of days in such fractional month bears to the total number of days in such calendar month.

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      (c) Until further notice to Sublessee, all rental payable under this Sublease shall be payable to Sublessor and mailed to Sublessor at 1798 Frebis Avenue, Columbus, Ohio 43206-3764.

      (d) In the event any sums required hereunder to be paid are not received on or before the fifth (5th) calendar day after the same are due, then, for each and every late payment, Sublessee shall immediately pay, as additional rent, a service charge equal to Fifty Dollars ($50.00). Sublessee shall pay an additional late charge in the same amount for each additional seven (7) day period after the same are due until such payment has been received by Sublessor. The foregoing late charge is in addition to all default remedies of Sublessor pursuant to Section 34 below.

SECTION 6. PERCENTAGE RENT

      (a) Sublessee shall pay to Sublessor as additional rent, a percentage rental of two percent (2%) annually of the “gross receipts” that exceed: (i) $12,977,500.00 during Yrs. 1-5; (ii) $13,626,375.00 during Yrs. 6 through the remainder of the initial term; (iii) $14,275,251.00 during the first renewal term; and (iv) $15,573,000.00 during the second renewal term.

      (b) For purposes hereof, a sublease year shall consist of a consecutive twelve (12) calendar month period commencing on the commencement of the term of this Sublease; provided, however, that if this Sublease commences on a day other than the first day of a calendar month, then the first sublease year shall consist of such fractional month plus the next succeeding twelve (12) full calendar months, and the last sublease year shall consist of the period commencing from the end of the preceding sublease year and ending with the end of the term of the Sublease, whether by expiration of term or otherwise. In the event percentage rental shall commence to accrue on a day other than the first day of a sublease year, the percentage rental for such sublease year shall be adjusted on a pro rata basis, based upon the actual number of days in such sublease year.

      (c) Each sublease year shall constitute a separate accounting period, and the computation of percentage rental due for any one period shall be based on the gross receipts for such sublease year.

      (d) The term “gross receipts” as used in this Sublease is hereby defined to mean the gross dollar aggregate of all sales or rental or manufacture or production of merchandise and all services, income and other receipts whatsoever of all business conducted in, at or from any part of the demised premises, whether for cash, credit, check, charge account, gift or merchandise certificate purchased or for other disposition of value regardless of collection. Should any departments, divisions or parts of Lessee’s business be conducted by any subleases, concessionaires, licensees, assignees or others, then there shall be included in Lessee’s “gross sales,” all “gross sales” of such department, division or part, whether the receipts be obtained at the demised premises or elsewhere in the same manner as if such business had been conducted by Lessee. Gross Receipts shall exclude the following: (i) any amount representing sales, use, excise or similar taxes; (ii) the amount of refunds, exchanges or returns by customers or allowances to customers.
      (e) The percentage rental, if any, shall be paid within ninety (90) days after the end of each sublease year, accompanied by a statement in writing signed by Sublessee setting forth its gross receipts from the sale of all items for such sublease year. Sublessee shall keep at its principal executive offices, where now or hereafter located, true and accurate accounts of all receipts from the demised premises. Sublessor, its agents and accountants, shall have access to such records for the two (2) prior Lease Years at any and all times during regular business hours for the purpose of examining or auditing the same. Sublessee shall also furnish to Sublessor any and all supporting data in its possession relating to gross sales and any deductions therefrom as Sublessor may reasonably require. Sublessor agrees to keep any information obtained therefrom confidential, except as may be required for Sublessor’s tax returns, or in the event of litigation or arbitration where such matters are material.
      (f) Sublessee shall at all times maintain accurate records which shall be available for Sublessor’s inspection at any reasonable time.
      (g) If Sublessor, for any reason, questions or disputes any statement of percentage rental prepared by Sublessee, then Sublessor, at its own expense, may employ such accountants as Sublessor may select to audit and determine the amount of gross sales for the period or periods covered by such statements. If the report of the accountants employed by Sublessor shall show any additional percentage rents payable by Sublessee, then Sublessee shall pay to Sublessor such additional percentage rents plus interest at one (1) point over the prime rate, commencing on the date such percentage rentals should have been paid, within thirty (30) days after such report has been forwarded to Sublessee, unless Sublessee shall, within said thirty (30) day period, notify Sublessor that Sublessee questions or disputes the correctness of such report. In the event that Sublessee questions or disputes the correctness of such report, the accountants employed by Sublessee and the accountants employed by Sublessor shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Sublessee questioning or disputing the report of Sublessor’s accountants. In the event that it is finally determined by the parties that Sublessee has understated percentage rent for any Sublease year by three percent (3%) or more,

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Sublessee shall pay the reasonablc cost of the audit. Furthermore, if Sublessee’s gross sales cannot be verified due to the insufficiency or inadequacy of Sublessee’s records, then Sublessee shall pay the cost of the audit. The cost of any audit resulting from failure to report percentage rent after written notification of default shall be at the sole cost of Sublessee.
SECTION 7. SECURITY DEPOSIT -DELETED
SECTION 8. RIGHT TO REMODEL
      Sublessee may, at Sublessee’s expense, make non-structural repairs and alterations to the interior of the demised premises in accordance with all laws and in the exercise of good business judgement. Subject to any consent requirements of Landlord under the Master Lease, Sublessee may not make any structural or exterior changes to the premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed. Any structural alteration may not diminish the market value of the demised premises. All plans for such remodeling shall be submitted to Sublessor for endorsement of its approval prior to commencement of work. Upon Sublessor’s request, Sublessee shall be obligated, if it remodels and/or alters the demised premises, to restore the demised premises upon vacating the same. Sublessee will indemnify and save harmless the Sublessor from and against all mechanics liens or claims by reason of repairs, alterations or improvements which may be made by Sublessee to the demised premises. Inasmuch as any such alterations, additions or other work in or to the demised premises may constitute or create a hazard, inconvenience or annoyance to the public and other Sublessees in the Shopping Center, Sublessee shall, if so directed in writing by Sublessor, erect barricades, temporarily close the demised premises, or affected portion thereof, to the public or take whatever measures are necessary to protect the building containing the demised premises, the public and the other Sublessees of the Shopping Center for the duration of such alterations, additions or other work. If Sublessor determines, in its sole judgment, that Sublessee has failed to take any of such necessary protective measures, Sublessor may do so and Sublessee shall reimburse Sublessor for the cost thereof within ten (10) days after Sublessor bills Sublessee therefor.
      All such work shall be performed lien free by Sublessee. In the event a mechanic’s lien is filed against the premises or the Shopping Center, Sublessee shall discharge or bond off same within ten (10) days from the filing thereof. If Sublessee fails to discharge said lien, Sublessor may bond off or pay same without inquiring into the validity or merits of such lien, and all sums so advanced shall be paid on demand by Sublessee as additional rent.

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SECTION 9. UTILITIES
      The Sublessee agrees to be responsible and pay for all public utility services rendered or furnished to the demised premises during the term hereof, including, but not limited to, heat, water, gas, electric, steam, telephone service and sewer services, together with all taxes, levies or other charges on such utility services when the same become due and payable. Sublessor will use its best efforts to separately meter utilities. Sublessor shall provide, or cause to be provided, all such utility services to the premises. Sublessee shall be responsible for all utility services and costs inside the premises. Should any utility service not be separately metered, then Sublessee shall be responsible for its prorata share thereof as determined from time to time and billed by Sublessor. Sublessor shall not be liable for the quality or quantity of or interference involving such utilities unless due directly to Sublessor’s negligence.
      During the term hereof or any renewal or extension period, whether the demised premises are occupied or unoccupied, Sublessee agrees to maintain heat sufficient to heat the demised premises so as to avert any damage to the demised premises on account of cold weather.
      Sprinkler systems, if any, located in Sublessee’s area shall be maintained in accordance with National Fire Protection Association standards to ensure proper operation. Sprinkler control valves (interior and exterior) located in Sublessee’s area shall be monitored by supervisory alarm service. In the event fifty percent (50%) or more of the total number of sprinkler heads require replacement at any one time as part of ordinary maintenance, such cost shall be fifty percent (50%) borne by Sublessor and fifty percent (50%) borne by Sublessee. Sublessee shall replace all sprinkler heads due to painting or environmental exposure from Sublessee’s operations. All other cost of maintaining the sprinkler system in Sublessee’s area shall be paid by the Sublessee.
SECTION 10. GLASS
      The Sublessee shall maintain the glass part of the demised premises, promptly replacing any breakage and fully saving the Sublessor harmless from any loss, cost or damage resulting from such breakage or the replacement thereof.
SECTION 11. PERSONAL PROPERTY
      The Sublessee further agrees that all personal property of every kind or description that may at any time be in or on the demised premises shall be at the Sublessee’s sole risk, or at the risk of those

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claiming under the Sublessee, and that the Sublessor shall not be liable for any damage to said property or loss suffered by the business or occupation of the Sublessee caused in any manner whatsoever.
SECTION 12. RIGHT TO MORTGAGE
      (a) Sublessee acknowledges that Landlord, pursuant to the Master Lease, has reserved the right to subject and subordinate this Sublease at all times to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord’s interest in the demised premises; provided, however, that no default by Landlord, under any deed of trust, mortgage or mortgages, shall affect Sublessee’s rights under this Sublease, so long as Sublessee performs the obligations imposed upon it hereunder and is not in default hereunder, and Sublessee attorns to the holder of such deed of trust or mortgage, its assignee or the purchaser at any foreclosure sale. Any such subordination shall be contingent upon Sublessee receiving a commercially reasonable non-disturbance agreement. Sublessee shall execute any instrument presented to Sublessee for the purpose of effecting such subordination. If Sublessee, within ten (10) days after submission of such instrument, fails to execute same, Sublessor is hereby authorized to execute same as attorney-in-fact for Sublessee. It is a condition, however, to the subordination and lien provisions herein provided, that Sublessor shall procure from any such mortgagee an agreement in writing, which shall be delivered to Sublessee or contained in the aforesaid subordination agreement, providing in substance that so long as Sublessee shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Sublease and is not in default under the terms hereof, its tenancy will not be disturbed nor this Sublease affected by any default under such mortgage.
      (b) Wherever notice is required to be given to Sublessor pursuant to the terms of this Sublease, Sublessee will likewise give such notice to any mortgagee of Sublessor’s interest in the demised premises upon notice of such mortgagee’s name and address from Sublessor. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Sublessor that Sublessor would have had.
SECTION 13. SUBLEASE OR ASSIGNMENT
      The Sublessee further covenants and agrees not to enter into license, purchase or concession agreements or to assign or sublet the demised premises or any part of same, or in any other manner transfer, mortgage or pledge the Sublease, its subleasehold or the demised premises, without the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed. In the event

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of any such subletting or assignment or other such transfer upon obtaining Sublessor’s consent, Sublessee shall nevertheless remain fully and primarily liable hereunder.
SECTION 14. COMMON AREAS
      Common areas means all areas and facilities in the Shopping Center provided and so designated by Landlord and made available by Landlord pursuant to the terms of the Master Lease for the common use and benefit of tenants and their respective sublessees of the Shopping Center and their customers, employees and invitees. Common areas shall include (to the extent the same are constructed), but not be limited to, the parking areas, sidewalks, landscaped areas, corridors, stairways, boundary walls and fences, incinerators, truckways, service roads, and service areas not reserved for the exclusive use of tenants or other sublessees.
SECTION 15. OPERATION OF COMMON AREAS
      (a) Landlord shall, throughout the term hereof, operate and maintain the common areas including the parking areas for the use and benefit of the tenants and their respective sublessees of the Shopping Center and their customers and invitees. Landlord shall at all times have exclusive control of the common areas and may at any time and from time to time: (i) promulgate, modify and amend reasonable rules and regulations for the use of the common areas, which rules and regulations shall be binding upon the Sublessee upon delivery of a copy thereof to the Sublessee; (ii) temporarily close any part of the common areas, including but not limited to closing the streets, sidewalks, road or other facilities to the extent necessary to prevent a dedication thereof or the accrual of rights of any person or of the public therein; (iii) exclude and restrain anyone from the use or occupancy of the common areas or any part thereof except bona fide customers and suppliers of the tenants and their respective sublessees of the Shopping Center who use said areas in accordance with the rules and regulations established by Landlord; (iv) engage others to operate and maintain all or any part of the common areas, on such terms and conditions as Landlord shall, in its sole judgment, deem reasonable and proper; and (v) make such changes in the common areas as in its opinion are in the best interest of the Shopping Center, including but not limited to changing the location of walkways, service areas, driveways, entrances, existing automobile parking spaces and other facilities, changing the direction and flow of traffic and establishing prohibited areas.
      (b) Sublessee shall keep all common areas free of obstructions created or permitted by Sublessee. Sublessee shall permit the use of the common areas only for normal parking and ingress and egress by

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its customers and suppliers to and from the demised premises. If in Landlord’s or Sublessor’s opinion unauthorized persons are using any of the common areas by reason of Sublessee’s occupancy of the demised premises, Landlord and/or Sublessor shall have the right at any time to remove any such unauthorized persons from said areas or to restrain unauthorized persons from said areas. Landlord, Sublessor, Sublessee, and others constructing improvements or making repairs or alterations in the Shopping Center shall have the right to make reasonable use of portions of the common areas.
SECTION 16. COMMON AREA MAINTENANCE, SUBLESSEE’S SHARE
      (a) Sublessee shall initially pay to Sublessor as additional rental, simultaneously with payment of minimum rental called for under Section 5, fifty cents ($0.50) per square foot, payable in equal monthly installments of One Thousand Eighty One and 46/100 Dollars ($1,081.46), as its estimated monthly prorata share of the “maintenance cost” for the operation and maintenance of the common areas.
      (b) The Maintenance Costs for the common areas shall be computed in accordance with the terms of the Master Lease.
      (c) Sublessor shall maintain, or cause Landlord to maintain, accurate and detailed records of all Maintenance Costs for the common areas in accordance with generally accepted accounting principles. Sublessee’s proportionate share of the Maintenance Costs of the common areas shall be a fraction, the numerator of which shall be the floor area of the premises and the denominator of which shall be the gross leasable area (in square feet) of all leasable space in the Shopping Center.
      (d) Sublessee’s proportionate share of all Maintenance Costs shall be computed by Sublessor within ninety (90) days after the end of each accounting year (which Sublessor may change from time to time). At this time Sublessor shall furnish to Sublessee a statement showing in reasonable detail the actual Maintenance Costs incurred during such accounting year and Sublessee’s proportionate share thereof (prorated for any partial Sublease year, with appropriate adjustments to reflect any change in the floor area of the premises or the gross leasable area of a building occurring during such accounting year). To the extent Sublessee’s share of such costs differs from the sum paid by Sublessee in respect to such year, the difference shall be billed to and paid by Sublessee within thirty (30) days after Sublessee’s receipt of said bill. Sublessee’s estimated monthly maintenance cost thereafter may be adjusted by written notice from Sublessor. Notwithstanding the above, Sublessee’s prorate share shall not exceed that of Sublessor under the master lease.

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      (e) If Sublessee, for any reason in the exercise of good business judgment, questions or disputes any statement of maintenance costs prepared by Sublessor, then Sublessee, at its own expense, may employ such accountants as Sublessee may select to review Sublessor’s books and records solely with respect to maintenance costs during the prior two (2) Lease Years to determine the amount of maintenance costs for the period or periods covered by such statements. If the report of the accountants employed by Sublessee shall show any overcharge paid by Sublessee, then Sublessee shall receive a credit from Sublessor for such difference. Any underpayment shall be paid by Sublessee. In the event that Sublessee questions or disputes the correctness of such report, the accountants employed by Sublessee and the accountants employed by Sublessor shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Sublessee questioning or disputing the report of Sublessor’s accountants. In the event that it is finally determined by the parties that Sublessor has overstated maintenance costs for any Sublease year by three percent (3%) or more, Sublessor shall pay the reasonable cost of the audit. Furthermore, if Sublessor’s maintenance costs cannot be verified due to the insufficiency or inadequacy of Sublessor’s records, then Sublessor shall pay the cost of the audit.
SECTION 17. EMINENT DOMAIN
      (a) In the event the entire premises or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation or award therefore, including subleasehold, reversion and fee, shall belong to the Sublessor and Sublessee hereby assigns to Sublessor all of Sublessee’s right, title and interest in and to such award.
      (b) In the event that only a portion of the demised premises, not exceeding twenty percent (20%) of same, shall be so taken or condemned, and the portion of the demised premises not taken can be repaired within ninety (90) days from the date of which possession is taken for the public use so as to be commercially fit for the operation of Sublessee’s business, the Sublessor at its own expense shall so repair the portion of the demised premises not taken and there shall be an equitable abatement of rent for the remainder of the term and/or extended terms. If the portion of the demised premises not taken cannot be repaired within ninety (90) days from the date of which possession is taken so as to be commercially fit for the operation of Sublessee’s business, then this Sublease shall terminate and become null and void from the time possession of the portion taken is required for public use, and from that date on the parties hereto shall be resubleased from all further obligations hereunder except as herein stated.

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No other taking, appropriation or condemnation shall cause this Sublease to be terminated. Any such appropriation or condemnation proceedings shall not operate as or be deemed an eviction of Sublessee or a breach of Sublessor’s covenant of quiet enjoyment.
      (c) In the event that more than 20% of the demised premises shall at any time be taken by public or quasi-public use or condemned under eminent domain, then at the option of the Sublessor or Sublessee upon the giving of thirty (30) days written notice (after such taking or condemnation), this Sublease shall terminate and expire as of the date of such taking and any prepaid rental shall be prorated as of the effective date of such termination.
SECTION 18. SUBLESSEE’S TAXES
      Sublessee further covenants and agrees to pay promptly when due all taxes assessed against Sublessee’s fixtures, furnishings, equipment and stock-in trade placed in or on the demised premises during the term of this Sublease.
SECTION 19. RISK OF GOODS
      All personal property, goods, machinery, and merchandise in said demised premises shall be at Sublessee’s risk if damaged by water, fire, explosion, wind or accident of any kind, and Sublessor shall have no responsibility therefor or liability for any of the foregoing and Sublessee hereby resubleases Sublessor from such liability.
SECTION 20. USE AND OCCUPANCY
      The demised premises during the term of this Sublease shall be occupied for the operating and conducting therein of a retail shoe store or any other lawful retail purpose in accordance with the terms of the Master Lease. Sublessee shall at all times conduct its operations on the demised premises in a lawful manner and shall, at Sublessee’s expense, comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental authorities, now in force or which may hereafter be in force, which shall impose any duty upon Sublessor or Sublessee with respect to the business of Sublessee and the use, occupancy or alteration of the demised premises. Sublessee shall comply with all requirements of the Americans with Disabilities Act, and shall be solely responsible for all alterations within the demised premises in connection therewith. Sublessee covenants and agrees that the demised premises shall not be abandoned and that only minor portions of the demised premises shall be used for office or storage space in connection with Sublessee’s business conducted in the demised premises. Without being in default of this Sublease, Sublessee shall have the right to cease operating

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(go dark) at any time and for whatever reason after the first (1st) sublease Year. Notwithstanding the foregoing, Sublessee’s right to vacate (go dark), shall not release or excuse the Sublessee from any obligations or liabilities, including the payment of Rent and other charges, under this Sublease without the express written consent of Sublessor. In the event Sublessee fails to operate for one hundred twenty (120) or more consecutive days, Sublessor shall have the right, effective upon thirty (30) days prior written notice to Sublessee, to terminate the Sublease as Sublessor’s sole remedy, provided that if Sublessee recommences operating fully stocked in substantially all of the premises within such thirty (30) days, Sublessor’s termination shall be null and void. In the event Sublessee shall cease operating after the first sublease year, Sublessor’s sole remedy on account thereof shall be limited to the right to elect to recapture the premises and terminate the Sublease and to recover from Sublessee the unamortized portion of the costs incurred by Sublessor in performing Sublessor’s Work. Upon payment thereof by Sublessee, there shall be no further liability of the parties hereunder. Such termination shall be effective upon written notice to Sublessee any time prior to Sublessee reopening for business in the premises. Provided, however, in the event Sublessor has not so elected to recapture, Sublessee shall have right to notify Sublessor of Sublessee’s intention to reopen for business fully stocked in substantially all of the premises within sixty (60) days, followed by Sublessee’s actually reopening for business in the premises within such sixty (60) day period, which notice and actual reopening shall toll Sublessor’s right to recapture.
SECTION 21. NUISANCES
      Sublessee shall not perform any acts or carry on any practice which may injure the demised premises or be a nuisance or menace to other Sublessees in the Shopping Center.
SECTION 22. WASTE AND REFUSE REMOVAL
      Sublessee covenants that it will use, maintain and occupy said demised premises in a careful, safe, lawful and proper manner and will not commit waste therein. Sublessor or its agent shall have access at all reasonable times to the demised premises for purposes of inspecting and examining the condition and maintenance of the demised premises. Sublessee agrees to remove all refuse from the demised premises in a timely, clean and sanitary manner. Sublessee shall provide a refuse collection container at the rear of the demised premises to accommodate Sublessee’s refuse and Sublessee shall routinely clean up around trash containers. Sublessee shall contract with a licensed/insured refuse

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collection contractor to timely remove refuse therefrom and the location of the container shall be approved by Sublessor.
SECTION 23. FIRE AND CASUALTY
      (a) Sublessor or Landlord shall at all times during the term of this Sublease carry fire, casualty, and extended coverage insurance on the building, including the structural components (foundations, floors, walls, windows, structural supports, roof, HVAC, electrical systems, and plumbing) thereof. Sublessor and Landlord shall be under no obligation to maintain insurance on any improvements installed by or for the benefit of Sublessee’s use of the premises. Sublessor and Landlord may elect to self-insure their obligations hereunder and/or use whatever deductibles as Landlord and Sublessor deem appropriate, in their sole discretion.
      (b) If the demised premises shall be damaged, destroyed, or rendered untenantable, in whole or in part, by or as the result or consequence of fire or other casualty during the term hereof, Landlord or Sublessor shall repair and restore the same to a good tenantable condition with reasonable dispatch. During such period of repair, the rent herein provided for in this Sublease shall abate (i) entirely in case all of the demised premises are untenantable; and (ii) proportionately if only a portion of the demised premises is untenantable and Sublessee is able to economically conduct its business from the undamaged portion of the demised premises. The abatement shall be based upon a fraction, the numerator of which shall be the square footage of the damaged and unusable area of the demised premises and the denominator shall be the total square footage of the demised premises. Said abatement shall cease at such time as the demised premises shall be restored to a tenantable condition.
      (c) In the event the damaged premises, because of such damage or destruction, are not repaired and restored to a tenantable condition with reasonable dispatch within one hundred fifty (150) days from the date of receipt of insurance proceeds for such damage or destruction, Sublessee or Sublessor may, at their option, terminate this Sublease within sixty (60) days following such one hundred fifty (150) day period but prior to the repair and restoration of same by giving prior written notice to the other party and thereupon Sublessor and Sublessee shall be released from all future liability and obligations under this Sublease.
      (d) If one-third (1/3) or more of the ground floor area of the demised premises are damaged or destroyed during the last two (2) years of the original or any extended term of this Sublease, Sublessor shall have the right to terminate this Sublease by written notice to Sublessee within sixty (60) days

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following such damage or destruction, unless Sublessee shall, within thirty (30) days following receipt of such notice, offer to extend the term of this Sublease for an additional period of five (5) years from the date such damage or destruction is repaired and restored. If Sublessee makes said offer to extend, Sublessor and Sublessee shall determine the terms and conditions of said extension within thirty (30) days thereafter or Sublessee’s offer shall not be deemed to prevent Sublessor from canceling this Sublease. If such terms and conditions have been mutually agreed to by the parties, then Sublessor shall accept Sublessee’s offer and shall repair and restore the demised premises with reasonable dispatch thereafter.
SECTION 24. SUBLESSOR REPAIRS
      (a) Sublessor or Landlord shall keep in good order, condition, and repair the following: (i) structural portions of the demised premises; (ii) downspouts; (iii) gutters; (iv) the roof of the Building of which the demised premises forms a part; and (v) the plumbing and sewage system serving the demised premises but located outside of the demised premises, except (as to all items) for damage caused by any negligent act or omission of Sublessee or its customers, employees, agents, invitees, licensees or contractors, which shall be repaired or replaced as necessary, at the sole cost and expense of Sublessee. “Structural portions” shall mean only the following: (i) foundations; (ii) exterior walls except for interior faces); (iii) concrete slabs; (iv) the beams and columns bearing the main load of the roof; and (v) the floors (but not floor coverings).
      (b) Notwithstanding the provisions of Paragraph (a) above, Sublessor and Landlord shall not be obligated to repair the following: (i) the exterior or interior of any doors, windows, plate glass, or showcases surrounding the demised premises or the store front; (ii) heating, ventilating or air-conditioning equipment in the demised premises; and (iii) damage to Sublessee’s improvements or personal property caused by any casualty, burglary, break-in, vandalism, war or act of God. Sublessor shall, in any event, have ten (10) days after notice from Sublessee stating the need for repairs to complete same, or commence and proceed with due diligence to complete same. Sublessee expressly hereby waives the provisions of any law permitting repairs by a Sublessee at Sublessor’s expense.
      (c) The provisions of this Section 24 shall not apply in the case of damage or destruction by fire or other casualty or a taking under the power of eminent domain in which events the obligations of Sublessor shall be controlled by Section 23 and Section 17 respectively.

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SECTION 25. SUBLESSEE’S REPAIRS
      (a) Sublessee shall keep and maintain, at Sublessee’s expense, all and every other part of the demised premises in good order, condition and repair, including, by way of example but not limitation: (i) all subleasehold improvements; (ii) all heating, ventilating, and air conditioning; (iii) interior plumbing and sewage facilities; (iv) all interior lighting; (v) electric signs; (vi) all interior walls; (vii) floor coverings; (viii) ceilings; (ix) appliances and equipment; (x) all doors, exterior entrances, windows and window moldings; (xi) plate glass; (xii) signs and showcases surrounding and within the demised premises; (xiii) the store front; (xiv) sprinkler systems including supervisory alarm service in accordance with current local and state fire protection standards. In the event local or state codes do not require alarm systems, Sublessee shall provide alarm service on all sprinkler systems to detect water flow and tampering with exterior and interior main control valves of the sprinkler system servicing Sublessee’s premises. Moreover, it shall be Sublessee’s responsibility to contact the Commercial Property Manager at 1798 Frebis Avenue, Columbus, Ohio 43206-3764, (614) 445-8461, in the event the sprinkler system in the demised premises is ever shut off for any reason, and advise same of any damage occasioned or caused by the actions of Sublessee, its agents, invitees, or employees, and/or as a result of Sublessee’s repair obligations hereunder.
      (b) If Sublessor deems any repair which Sublessee is required to make hereunder to be necessary, Sublessor may demand that Sublessee make such repair immediately. If Sublessee refuses or neglects to make such repair and to complete the same with reasonable dispatch, Sublessor may make such repair and Sublessee shall, on demand, immediately pay to Sublessor the cost of said repair, together with interest at ten percent (10%) per annum. Sublessor shall not be liable to Sublessee for any loss or damage that may accrue to Sublessee’s stock or business by reason of such work or its results.
      (c) Neither Sublessee nor any of its contractors are permitted access to or permitted to perform alterations of any kind to the roof of the building.
      (d) Sublessee shall pay promptly when due the entire cost of work in the demised premises undertaken by Sublessee so that the demised premises and the Shopping Center shall at all times be free of liens for labor and materials arising from such work; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, employing materials of good quality; to perform such work only with contractors previously reasonably approved of in writing by Sublessor; to comply with all governmental requirements; and to save the Sublessor and its

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agents, officers, employees, contractors and invitees harmless and indemnified from all liability, injury, loss, cost, damage and/or expense (including reasonable attorneys’ fees and expenses) in respect of any injury to, or death of, any person, and/or damage to, or loss or destruction of, any property occasioned by or growing out of such work.
SECTION 26. COVENANT OF PEACEFUL POSSESSION
      Sublessor shall put Sublessee into complete and exclusive possession of the demised premises, and if Sublessee shall pay the rental and perform all the covenants and provisions of this Sublease to be performed by the Sublessee, Sublessee shall, during the term hereby demised, freely, peaceably, and quietly enjoy and occupy the full possession of the demised premises and the common facilities of the Shopping Center, subject, however, to the terms and conditions of this Sublease.
SECTION 27. SUBLESSEE’S AND SUBLESSOR’S INSURANCE; INDEMNITY
      (a) Casualty Insurance. Sublessee shall carry such insurance against loss of its property in, on or about the demised premises by fire and such other risks as are covered by all risk and extended coverage property insurance or other hazards as Sublessee deems necessary. Sublessor shall not be liable for any damage to Sublessee’s property in, on or about the demised premises caused by fire or other insurable hazards regardless of the nature or cause of such fire or other casualty, and regardless of whether any negligence of Sublessor or Sublessor’s employees or agents contributed thereto. Sublessee expressly releases Sublessor of and from all liability for any such damage. Sublessee agrees that its insurance policy or policies shall include a waiver of subrogation recognizing this resublease from liability.
      (b) Public Liability Insurance. Sublessee agrees to procure and maintain during the demised term a policy or policies of liability insurance, with product and/or completed operations liability and blanket contractual coverage, written by a responsible insurance company or companies (which may be written to include the demised premises in conjunction with other premises owned or operated by Sublessee) insuring Sublessee against any and all losses, claims, demands or actions for injury to or death of any one or more persons and for damage to property in any one occurrence in the demised premises to the limit of not less than $1,000,000.00 and $2,000,000.00 general aggregate policy limit arising from Sublessee’s conduct and operation of its business in the demised premises, $500,000.00 limit for tire and legal liability, and $1,000,000.00 limit for products and/or completed operations. Sublessee shall furnish to Sublessor certificates evidencing the continuous existence of such insurance coverage, which must also name Sublessor as an additional insured. All insurance companies must be

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licensed to do business in the state where the premises are located. Certificates of insurance will be provided at the time this Sublease is executed and twenty (20) days prior to expiration of the policy. Certificates of insurance are to specify notification to Sublessor of cancellation or termination of policy not less than ten (10) days prior to cancellation or termination.
      (c) Additional Insurance. Sublessee agrees to provide a comprehensive boiler and machinery policy on a repair or replacement cost basis with an admitted, reputable insurance carrier covering property damage, business interruption and extra expense as a result of a loss from boiler(s), pressure vessel(s), HVAC equipment, or miscellaneous electrical apparatus within or servicing the demised premises. The deductible for property damage shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Business interruption deductible may not exceed twenty-four (24) hours. The limits for loss shall be no less than the replacement cost of the structure plus betterments and improvements thereon, furniture, fixtures, equipment and inventory together with property of others in the care, custody and control of Sublessee. Business interruption limits shall be for the actual loss sustained.
      (d) Miscellaneous Insurance. Sublessee agrees to provide and keep in force at all times worker’s compensation insurance complying with the law of the state in which the premises are located. Sublessee agrees to defend, indemnify and hold harmless Sublessor from all actions or claims of Sublessee’s employees or employee’s family members. Sublessee agrees to provide a certificate as evidence of proof of worker’s compensation coverage.
      With respect to any alterations or improvements by Sublessee, Sublessee shall maintain contingent liability and builder’s risk coverage naming Sublessor as an additional named insured. If Sublessee hires contractors to do any improvements on the premises, each contractor must provide proof of worker’s compensation coverage on its employees and agents to Sublessor.
      (e) During the term of this Sublease, Sublessor or Landlord shall, at their sole cost and expense, provide and maintain or cause to be provided and maintained with respect to the premises, insurance on the common areas, the Sublessee’s store building and all other improvements in the Shopping Center in which the premises are situated. The Sublessor covenants and agrees that said insurance shall include protection against all the hazards covered by fire and extended coverage form of insurance policy and shall be in amounts which, in the event of damage or destruction, will yield funds adequate to restore the said improvements to at least the condition existing immediately prior to any such damage or destruction. Neither Sublessee nor any of its affiliates or subtenants shall be liable for any loss or

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damage, regardless of cause, resulting from fire, flood, act of God or other casualty. Sublessor shall also obtain or cause Landlord to obtain general comprehensive liability insurance for coverage and limits at least equal to that set forth in Section 27(b) for all portions of the Shopping Center (other than the premises or those areas insured by other lessees), including the common areas, protecting Sublessee for any and all claims for damages to persons or property or loss of life or property occurring upon, in or about the common areas and the remainder of the Shopping Center. Sublessor or Landlord, as the case may be, may use commercially reasonable deductibles as such party customarily carries in the conduct of its business; however, Sublessor or Landlord, as the case may be, shall be responsible for all liabilities not covered by deductibles or self-insured retention levels.
      (f) Indemnity. Sublessee shall indemnify Sublessor, Sublessor’s agents, employees, officers or directors, against all damages, claims and liabilities arising from any alleged products liability or from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the demised premises, unless such claim arises from a breach or default in the performance by Sublessor of any covenant or agreement on its part to be performed under this Sublease or the negligence of Sublessor. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.
      (g) Sublessor shall indemnify Sublessee, Sublessee’s officers, directors, employees and agents against all damages, claims and liabilities arising from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the common areas of the Shopping Center, unless such claim arises from a breach or default in the performance by Sublessee of any covenant or agreement on Sublessee’s part to perform under this Sublease or the negligence of Sublessee. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.
SECTION 28. REAL ESTATE TAXES
      Sublessee shall pay Sublessee’s Proportionate Share (as hereinafter defined) of any real estate taxes imposed upon the Shopping Center for each sublease year included within the period commencing with the Commencement Date and ending with the expiration of the term of this Sublease. For each sublease year, “Sublessee’s Proportionate Share” of the real estate taxes upon the Shopping Center (including the Common Areas) shall be the product of such taxes multiplied by a fraction, the numerator

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of which shall be the ground floor area (expressed in square feet) of the Demised Premises and the denominator of which shall be the gross leasable floor area (expressed in square feet) of the Shopping Center.
      For the purpose of this Sublease, the term “real estate taxes” shall include all amounts payable as real estate taxes under the Master Lease.
      The real estate taxes for any sublease year shall be the real estate taxes for the tax year terminating during said sublease year. If any sublease year shall be greater than or less than twelve (12) months, or if the real estate tax year shall be changed, an appropriate adjustment, shall be made. If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for said period attributable to each taxing authority. If, upon the assessment day for real estate taxes for any tax year fully or partly included within the term of this Sublease, a portion of such assessment shall be attributable to buildings in the process of construction, a fair and reasonable adjustment shall be made to carry out the intent of this section.
      Sublessor shall submit to Sublessee true copies of the real estate tax bill for each tax year or portion of a tax year included within the term of this Sublease and shall bill Sublessee for the amount to be paid by Sublessee hereunder. Said bill shall be accompanied by a computation of the amount payable by Sublessee and such amount shall be paid by Sublessee within thirty (30) days after receipt of said bill.
      Should the State of Pennsylvania or any political subdivision thereof or any governmental authority having jurisdiction thereof, impose a tax and/or assessment (other than an income or franchise tax) upon or against the rentals payable hereunder, in lieu of or in addition to assessments levied or assessed against the demised premises, or Shopping Center, then such tax and/or assessment shall be deemed to constitute a tax on real estate for the purpose of this section. Notwithstanding the above, Sublessee’s prorata share of real estate taxes shall not exceed a pro rata share of Sublessor’s expenses therefor pursuant to the Master Lease.
SECTION 29. SUBLESSEE’S INSURANCE CONTRIBUTION
      Sublessee shall pay as additional rent, Sublessee’s Proportionate Share (as defined in Section 28 above) of the premiums for the insurance maintained by Sublessor on all buildings and improvements, as well as liability insurance for the Shopping Center, including the common areas, for each sublease year during the term of this Sublease, or, alternatively, all amounts maintained therefor by Landlord under the Master Lease. The premiums for the first and last sublease years shall be prorated. Sublessee

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shall pay Sublessee’s Proportionate Share of such premiums annually upon demand for such payment by Sublessor. Sublessee’s Proportionate Share thereof shall be paid by Sublessee within thirty (30) days after Sublessor’s demand therefor. Notwithstanding the above, Sublessee’s prorata share of insurance costs shall not exceed a pro rata share of Sublessor’s expense therefor pursuant to the Master Lease.
SECTION 30. FIXTURES
      Provided that Sublessee shall repair any damage caused by removal of its property and provided that the Sublessee is not in default under this Sublease, Sublessee shall have the right to remove from the demised premises all of its signs, shelving, electrical, and other fixtures and equipment, window reflectors and backgrounds and any and all other trade fixtures which it has installed in and upon the demised premises.
SECTION 31. SURRENDER
      The Sublessee covenants and agrees to deliver up and surrender to the Sublessor the physical possession of the demised premises upon the expiration of this Sublease or its termination as herein provided in as good condition and repair as the same shall be at the commencement of the original term, loss by fire and/or ordinary wear and tear excepted, and to deliver all of the keys to Sublessor or Sublessor’s agents.
SECTION 32. HOLDING OVER
      There shall be no privilege of renewal hereunder (except as specifically set forth in this Sublease) and any holding over after the expiration by the Sublessee shall be from day to day on the same terms and conditions (with the exception of rental which shall be prorated on a daily basis at twice the daily rental rate of the most recent expired term) at Sublessor’s option; and no acceptance of rent by or act or statement whatsoever on the part of the Sublessor or his duly authorized agent in the absence of a written contract signed by Sublessor shall be construed as an extension of the term or as a consent for any further occupancy.
SECTION 33. NOTICE
      Whenever under this Sublease provisions are made for notice of any kind to Sublessor, it shall be deemed sufficient notice and sufficient service thereof if such notice to Sublessor is in writing, addressed to Sublessor at 1798 Frebis Avenue, Columbus, Ohio 43206-3764, or at such address as Sublessor may notify Sublessee in writing, and deposited in the United States mailed by registered or certified mail, return receipt requested, with postage prepaid or Federal Express, Express Mail or such other expedited

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mail service as normally results in overnight delivery, with a copy of same sent in like manner to President, Real Estate, 1800 Moler Road, Columbus, Ohio 43207. Notice to Sublessee shall be sent in like manner to 1675 Watkins Road, Columbus, Ohio 43207. All notices may be effective upon receipt or refusal of receipt. Either party may change the place for service of notice by notice to the other party.
SECTION 34. DEFAULT
      (a) Elements of Default: The occurrence of any one or more of the following events shall constitute a default of this Sublease by Sublessee:
      1. Sublessee fails to pay any monthly installment of minimum rent and/or additional rent within ten (10) days after the same shall be due and payable and, for the first two (2) times in any twelve (12) month period, within five (5) days after receipt of written notice thereof;
      2. Sublessee fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Sublease for a period of twenty (20) days after notice thereof from Sublessor; provided, however, that if the term, condition, covenant or obligation to be performed by Sublessee is of such nature that the same cannot reasonably be cured within twenty (20) days and if Sublessee commences such performance or cure within said twenty (20) day period and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder if it is cured within a reasonable time following Sublessor’s notice, but in no event later than forty-five (45) days after Sublessor’s notice.
      3. If Sublessee refuses to take possession of the demised premises at the delivery of possession date.
      4. A trustee or receiver is appointed to take possession of substantially all of Sublessee’s assets in, on or about the demised premises or of Sublessee’s interest in this Sublease (and Sublessee or any guarantor of Sublessee’s obligations under this Sublease does not regain possession within sixty (60) days after such appointment); Sublessee makes an assignment for the benefit of creditors; or substantially all of Sublessee’s assets in, on or about the demised premises or Sublessee’s interest in this Sublease are attached or levied upon under execution (and Sublessee does not discharge the same within sixty (60) days thereafter).
      5. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Sublessee or any guarantor of Sublessee’s obligations under this Sublease pursuant to any

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Federal or state statute, and, with respect to any such petition filed against it, Sublessee or such guarantor fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same.
      (b) Sublessor’s Remedies: Upon the occurrence of any event of default, Sublessor shall have the following rights and remedies, any one or more of which may be exercised without further notice to or demand upon Sublessee:
      1. Sublessor may re-enter the demised premises and cure any default of Sublessee, in which event Sublessee shall reimburse Sublessor for any cost and expenses which Sublessor may incur to cure such default; and Sublessor shall not be liable to Sublessee for any loss or damage which Sublessee may sustain by reason of Sublessor’s action.
      2. Sublessor may terminate this Sublease or Sublessee’s right to possession under this Sublease as of the date of such default, in which event: (a) neither Sublessee nor any person claiming under or through Sublessee shall thereafter be entitled to possession of the demised premises, and Sublessee shall immediately thereafter surrender the demised premises to Sublessor; (b) Sublessor may re-enter the demised premises and dispose Sublessee or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Sublessor may have for possession or arrearages in rent; and (c) notwithstanding a termination of this Sublease, Sublessor may re-let all or any part of the demised premises for a term different from that which would otherwise have constituted the balance of the term of this Sublease and for rent and on terms and conditions different from those contained herein, whereupon Sublessee shall immediately be obligated to pay to Sublessor as liquidated damages the difference between the rent provided for herein and that provided for in any sublease covering a subsequent re-letting of the demised premises, for the period which would otherwise have constituted the balance of the term of this Sublease, together with all of Sublessor’s costs and expenses for preparing the demised premises for re- letting, including all repairs, Sublessee finish improvements, broker’s and attorney’s fees, and all loss or damage which Sublessor may sustain by reason of such termination, re-entry and re-letting, it being expressly understood and agreed that the liabilities and remedies specified herein shall survive the termination of this Sublease. Notwithstanding a termination of this Sublease by Sublessor, Sublessee shall remain liable for payment of all rentals and other charges and costs imposed on Sublessee herein, in the amounts, at the times and upon the conditions as herein provided. Sublessor shall credit against such liability of the Sublessee all amounts received by Sublessor from such re-letting after first

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reimbursing itself for all reasonable costs incurred in curing Sublessee’s defaults and re-entering, preparing and refinishing the demised premises for re-letting, and re-letting the demised premises.
      3. Upon termination of this Sublease pursuant to Section 34(b)2, Sublessor may recover possession of the demised premises under and by virtue of the provisions of the laws of the State of Pennsylvania, or by such other proceedings, including reentry and possession, as may be applicable.
      4. Any damage or loss of rent sustained by Sublessor may be recovered by Sublessor, at Sublessor’s option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Sublessor’s option in a single proceeding deferred until the expiration of the term of this Sublease (in which event Sublessee hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Sublease.
      5. In the event of a breach by Sublessee of any of the covenants or provisions hereof, Sublessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings, and other remedies were not provided for herein. Mention in this Sublease of any particular remedy shall not preclude Sublessor from any other remedy, in law or in equity. Sublessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Sublessee being evicted or dispossessed for any cause, or in the event of Sublessor obtaining possession of the demised premises by reason of the violation by Sublessee of any of the covenants and conditions of this Sublease or other use.
      (c) Additional Remedies and Waivers: The rights and remedies of Sublessor set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law and all such rights and remedies shall be cumulative. No action or inaction by Sublessor shall constitute a waiver of a Default and no waiver of Default shall be effective unless it is in writing, signed by the Sublessor.
      (d) Default by Sublessor. Any failure by Sublessor to observe or perform any provision, covenant or condition of this Sublease to be observed or performed by Sublessor, if such failure continues for thirty (30) days after written notice thereof from Sublessee to Sublessor, shall constitute a default by Sublessor under this Sublease, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Sublessor shall not be deemed

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to be in default if it shall commence such cure within such thirty (30) day period and thereafter rectify and cure such default with due diligence.
     Sublessee’s Remedies. In the event of default by the Sublessor, Sublessee shall have the option to cure said default. Sublessor shall reimburse Sublessee for the reasonable costs incurred by Sublessee in curing such default within thirty (30) days after invoice therefor by Sublessee, together with reasonable evidence supporting such invoiced amount. Sublessee shall also have any and all rights available under the laws of the state in which the leased premises are situated.
SECTION 35. WAIVER OF SUBROGATION
      Sublessor and Sublessee, and all parties claiming under each of them, mutually resublease and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance coverage required to be maintained by the terms of this Sublease on the demised premises or in connection with the Shopping Center or activities conducted with the demised premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. All policies of insurance required to be maintained by the parties hereunder shall contain waiver of subrogation provisions so long as the same are available.
SECTION 36. LIABILITY OF SUBLESSOR: EXCULPATION
      (a) Except with respect to any damages resulting from the gross negligence of Sublessor, its agents, or employees, Sublessor shall not be liable to Sublessee, its agents, employees, or customers for any damages, losses, compensation, accidents, or claims whatsoever. The foregoing notwithstanding, it is expressly understood and agreed that nothing in this Sublease contained shall be construed as creating any liability whatsoever against Sublessor personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of Sublessor, and that all personal liability of Sublessor, to the extent permitted by law, of every sort, if any, is hereby expressly waived by Sublessee, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the demised premises and the Shopping Center for the payment thereof.
      (b) I f the Sublessee obtains a money judgment against Sublessor, any of its officers, directors,

28

shareholders, partners, or their successors or assigns under any provisions of or with respect to this Sublease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Sublease, Sublessee’s occupancy of the building or Sublessor’s ownership of the Shopping Center, Sublessee shall be entitled to have execution upon any such final, unappealable judgment only upon Sublessor’s fee simple or subleasehold estate in the Shopping Center (whichever is applicable) and not out of any other assets of Sublessor, or any of its officers, directors, shareholders or partners, or their successor or assigns; and Sublessor shall be entitled to have any such judgment so qualified as to constitute a lien only on said fee simple or subleasehold estate. Notwithstanding the above, Sublessee shall have the right to offset any final, unappealable judgement against 25% of all rentals if not paid to Sublessee by Sublessor within thirty (30) days thereafter.
      (c) It is expressly agreed that nothing in this Sublease shall be construed as creating any personal liability of any kind against the assets of any of the officers, directors, members, partners or shareholders of Sublessee, or their successors and assigns (excluding fraud and/or negligence of any such individual beyond the scope of such individual’s employment by Sublessee).
SECTION 37. RIGHTS CUMULATIVE
      Unless expressly provided to the contrary in this Sublease, each and every one of the rights, remedies and benefits provided by this Sublease shall be cumulative and shall not be exclusive of any other of such rights, remedies and benefits or of any other rights, remedies and benefits allowed by law.
SECTION 38. MITIGATION OF DAMAGES
      Notwithstanding any of the terms and provisions herein contained to the contrary, Sublessor and Sublessee shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under or violation of any of the terms and provisions of this Sublease agreement committed by the other.
SECTION 39. SIGNS
      No signs, whether building, free-standing, pylon or other signs, shall be placed within the Shopping Center except as such sign shall comply with sign criteria established by Landlord and with the prior written consent of Sublessor (not to be unreasonably withheld) and by Landlord in accordance with the terms of the Master Lease after sign drawings have been submitted to Sublessor by Sublessee. Sublessor represents that Sublessee shall have exterior building and pylon signage.

29

SECTION 40. ENTIRE AGREEMENT
      This Sublease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Sublease cannot be changed, modified, or discharged orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.
SECTION 41. SUBLESSOR’S LIEN — DELETED BY INTENTION
SECTION 42. BINDING UPON SUCCESSORS
      The covenants, conditions, and agreements made and entered into by the parties hereto shall be binding upon and inure to the benefit of their respective heirs, representatives, successor and assigns.
SECTION 43. HAZARDOUS SUBSTANCES
      During the term of this Sublease, Sublessee shall not suffer, allow, permit or cause the generation, accumulation, storage, possession, resublease or threat of resublease of any hazardous substance or toxic material, as those terms are used in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder, or any other present or future federal, state or local laws, ordinances, rules, and regulations. Sublessee shall indemnify and hold Sublessor harmless from any and all liabilities, penalties, demands, actions, costs and expenses (including without limitation reasonable attorney fees), remediation and response costs incurred or suffered by Sublessor directly or indirectly arising directly from Sublessee’s tenancy. Such indemnification shall survive expiration or earlier termination of this Sublease. At the expiration or sooner termination hereof, Sublessee shall return the demised premises to Sublessor in substantially the same condition as existed on the date of commencement hereof free of any hazardous substances in, on or from the demised premises. The Sublessor hereby represents and warrants that: (i) it has not used, generated, discharged, released or stored any hazardous substances on, in or under the Shopping Center and has received no notice and has no knowledge of the presence in, on or under the Shopping Center of any such hazardous substances; (ii) to Sublessor’s knowledge there have never been any underground storage tanks at the Shopping Center, whether owned by the Sublessor or its predecessors in interest; (iii) to Sublessor’s knowledge there have never been accumulated tires, spent batteries, mining spoil, debris or other solid waste (except for rubbish and containers for normal scheduled disposal in compliance with all applicable laws) in, on or under the Shopping Center; (iv) it has not spilled, discharged or leaked petroleum products other than de minimis quantities in connection with the

30

operation of motor vehicles on the Shopping Center; (v) to Sublessor’s knowledge, there has been no graining, filling or modification of wetlands (as defined by federal, state or local law, regulation or ordinance) at the Shopping Center; and (vi) to Sublessor’s knowledge there is no asbestos or asbestos-containing material in the leased premises. The representations and warranties set forth in this subparagraph shall apply to any contiguous or adjacent property owed by the Sublessor. Sublessor hereby indemnifies Sublessee for any and all loss, cost, damage or expense to Sublessee resulting from any misrepresentation or breach of the foregoing representations and warranties.
      If any such hazardous substances are discovered at the Shopping Center (unless introduced by the Sublessee, its agents or employees) or if any asbestos or asbestos containing material is discovered in the subleased premises, and removal, encapsulation or other remediation is required by applicable laws, the Sublessor immediately and with all due diligence and at no expense to the Sublessee shall take all measures necessary to comply with all applicable laws and to remove such hazardous substances or asbestos from the Shopping Center and/or encapsulate or remediate such hazardous substances or asbestos, which removal and/or encapsulation or remediation shall be in compliance with all environmental laws and regulations, and the Sublessor shall repair and restore the Shopping Center at its expense. From the date such encapsulation, remediation and restoration is complete, the rent due hereunder shall be reduced by the same percentage as the percentage of the subleased premises which, in the Sublessee’s reasonable judgement, cannot be safely, economically or practically used for the operation of the Sublessee’s business. Anything herein to the contrary notwithstanding, if in the Sublessee’s reasonable judgement, such removal, encapsulation, remediation and restoration cannot be completed within one hundred eighty (180) days or the same is not actually completed by Sublessor within such one hundred eighty (180) day period following the date such hazardous substances or asbestos are discovered, and such condition materially adversely affects Sublessee’s ability to conduct normal business operations in the premises, then the Sublessee may terminate this Sublease by written notice to the Sublessor within thirty (30) days after such 180 day period, which notice shall be effective on Sublessor’s receipt thereof. Sublessor shall comply with OSHA 29 CFR 1910.1001 (j) to notify tenants, including Sublessee, of asbestos related activities in the subleased premises and the Shopping Center including, but not limited to, selection of the certified/licensed asbestos abatement contractor, scope of the abatement work, and final clearance testing procedures and results.

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SECTION 44. TRANSFER OF INTEREST
      If Sublessor should sell or otherwise transfer its interest in the demised premises, upon an undertaking by the purchaser or transferee to be responsible for all the covenants and undertakings of Sublessor, Sublessee agrees that Sublessor shall thereafter have no liability to Sublessee under this Sublease or any modifications or amendments thereof, or extensions thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of its interest by Sublessor.
SECTION 45. ACCESS TO PREMISES
      Sublessor and its representatives shall have free access to the demised premises at all reasonable times for the purpose of: (i) examining the same or to make any alterations or repairs to the demised premises that Sublessor may deem necessary for its safety or preservation; (ii) exhibiting the demised premises for sale or mortgage financing; (iii) during the last three (3) months of the term of this Sublease, for the purpose of exhibiting the demised premises and putting up the usual notice “to rent” which notice shall not be removed, obliterated or hidden by Sublessee, provided, however, that any such action by Sublessor shall cause as little inconvenience as reasonably practicable and such action shall not be deemed an eviction or disturbance of Sublessee nor shall Sublessee be allowed any abatement of rent, or damages for an injury or inconvenience occasioned thereby.
SECTION 46. HEADINGS
      The headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Sublease.
SECTION 47. NON-WAIVER
      No payment by Sublessee or receipt by Sublessor or its agents of a lesser amount than the rent in this Sublease stipulated shall be deemed to be other than on account of the stipulated rent nor shall an endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Sublessor or its agents may accept such check or payment without prejudice to Sublessor’s right to recover the balance of such rent or pursue any other remedy in this Sublease provided.
SECTION 48. SHORT FORM SUBLEASE
      This Sublease shall not be recorded, but a short form sublease, which describes the property herein demised, gives the term of this Sublease and refers to this Sublease, shall be executed by the parties hereto, upon demand of either party and such short form sublease may be recorded by Sublessor

32

or Sublessee at any time either deems it appropriate to do so. The cost and recording of such short form sublease shall belong to the requesting party.
SECTION 49. REFERENCE TO MASTER LEASE
      Sublessor is the owner of the tenant’s interest under a lease dated the 28th day of December, 1973 (the “Master Lease”), a copy of which is attached hereto as Exhibit “D”. Sublessee and Sublessor shall adhere to all requirements of the Master Lease, and Sublessor agrees that it shall not modify the Master Lease so as to materially adversely impair Sublessee’s rights hereunder. Sublessor hereby agrees to indemnify and hold Sublessee harmless on account of any direct loss, cost of expense incurred by Sublessee on account of a default by Sublessor under the Master Lease.
SECTION 50. ESTOPPEL CERTIFICATE
      At any time and from time to time upon not less than ten (10) business day’s prior notice by Sublessor or Sublessee, the other party shall deliver a statement in writing addressed to the requesting party certifying ( i ) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) whether the term has commenced and rent shall have become payable hereunder, and if so, the dates to which they have been paid, (iii) whether or not, to such party’s knowledge, the requesting party is in default in performance of any of the terms of this Sublease, and if so, specifying such default of which it may have knowledge, (iv) whether Sublessee has accepted possession of the subleased premises, (v) whether either party has made any claim against the other under this Sublease, and if so, the nature thereof, (vi) whether there exist any offset or defenses against enforcement of any of the terms of this Sublease upon the part of Sublessee to be performed, and if so, specifying the same; and (vii) such other matters as either party may reasonably request of the other.
      IN WITNESS WHEREOF, the parties hereto have executed this Sublease the day and year first above written.

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Signed and Acknowledged in the presence of:

SUBLESSOR: SCHOTTENSTEIN STORES CORPORATION

	BY:	/s/ Jay Schottenstein

Jay Schottenstein

/s/ Edward K. [ILLEGIBLE]	ITS: Chairman

/s/ Barbara [ILLEGIBLE]

SUBLESSEE: SHONAC CORPORATION, an Ohio corporation

	BY:	/s/ John Rossler

John Rossler

/s/ Tracy L. Snow	ITS: Executive V.P., COO

/s/ Mary [ILLEGIBLE]

STATE OF OHIO	:
	:	SS.
COUNTY OF FRANKLIN	:
      The foregoing instrument was acknowledged before me this 5th day of June, 2000, by Jay Schottenstein, Chairman of Schottenstein Stores Corporation, a Delaware corporation, for and on behalf of said corporation.

/s/ Barbara Pugh

(NOTARIAL SEAL)	Notary Public
BARBARA PUGH NOTARY PUBLIC, STATE OF OHIO MY COMMISSION EXPIRES JUNE 1, 2002

STATE OF OHIO	:
	:	SS.
COUNTY OF FRANKLIN	:
      The foregoing instrument was acknowledged before me this 12th day of June, 2000, by John Rossler, Executive V.P., COO of Shonac Corporation, an Ohio corporation, for and on behalf of said corporation.

/s/ Tracy L. Snow

Notary Public Tracy L. Snow NOTARY PUBLIC - STATE OF OHIO My Commission Expires 3/15/01

34

WALTER L. PHILLIPS
INCORPORATED

CIVIL ENGINEERS
LAND SURVEYORS
PLANNERS

DIRECTORS
WALTER L. PHILLIPS, P.E.
CHAIRMAN OF THE BOARD
W. LEE PHILLIPS, JR., P.E.
PRESIDENT
ROBERT A. KINSEY, P.E.
VICE PRESIDENT

ASSOCIATE
JERRY A. McKNIGHT, C.L.E.

[ILLEGIBLE] W BROAD STREET
FALLS CHURCH, VA [ILLEGIBLE]
[ILLEGIBLE]

Description of the Property of Sunset Development corporation of Northern Virginia, Mason District, Fairfax County, Virginia.

     “Beginning at a point in the north line of Leesburg Pike, Virginia Route 7, as widened, said point marks the southwest corner of L. P. Corporation thence with the east line of said L. P. Corporation and then continuing with the east line of Hardin Corporation, N 19°, 18’ 50” E, 611.54 feet to a point marking the northeast corner of the Hardin Corporation in the south line of the Armada Corporation; thence with the south line of the Amanda Corporation and continuing with the south line of Payne, S 61° 32’ 20” E, 423.31 feet to a corner to Payne; thence continuing with the west line of Payne, S 19° 18’ 50” W, 614.54 feet to a point in the north line of Leesburg Pike, Virginia Route 7, as widened, marking the southwest corner of Payne; thence with the said north line of Leesburg Pike, Virginia Route 7, as widened, N 61° 8’ 20” W, 423.80 feet to the beginning and containing 5.8817 acres.”

                                                                                                                               /s/ Walter L. Phillips
                                                                                                                               Walter L. Phillips, C.L.S.
December 10, 1973
Exhibit A-1 (Description of Property)

LEASE
Walter J. Hodges
and
Joseph P. Smyth,
Landlord
and
Hechinger Company
Tenant
  Opened — 11/17/74
Lease Commencement
  Date — 12/1/74

TABLE OF CONTENTS

Paragraph	Subject	Page

1	Demised Premises	1
2	Term	2
3	Rent	4
4	Use of Premises	10
5	Taxes	13
6	Construction of Improvements	16
7	Repairs and Alterations	21
8	Compliance with Laws	22
9	Public Easements	24
10	Mechanics’ Liens	24
11	Net Lease	25
12	Insurance	26
13	Indemnification	29
14	Fire or Casualty	31
15	Eminent Domain	33
16	Quiet Enjoyment	35
17	Default	35
18	Assignment on Subletting	37
19	Certificates	37
20	Notice	38
21	Right of Access	39
22	Waiver	39
23	Limitation of Liability	40
24	Bankruptcy of Landlord	41
25	Construction of Lease	41
26	Recording	41
27	Real Estate Commissions	41
28	Right of First Refusal	42
29	Time of Essence	44
30	Personal Property	44
31	Zoning Laws	44
32	Denial of Access	44
33	Waiver of Subrogation	44
34	Non-disturbance	45
35	Signs	45
36	Arbitration	45
37	Consent Required	47
38	Non Disturbance — Present Deed of Trust	47
39	Successors and Assigns

LEASE
      This Lease is made this 28th day of December, 1973, by and between Walter J. Hodges and Joseph P. Smyth, c/o Walter J. Hodges, 4697 South 34th Street, Arlington, Virginia 22206, hereinafter together referred to as “Landlord”, and Hechinger Company, a District of Columbia corporation having its executive offices at 901 17th Street, N.E., Washington, D.C., hereinafter referred to as “Tenant”.
      Witnesseth, that for and in consideration of the mutual covenants of the parties, it is agreed as follows:
      1.     (a) Landlord does hereby lease and demise to Tenant and Tenant does hereby take and rent from Landlord, upon the covenants and conditions contained herein, all of that parcel of land, located on the northeast side of Leesburg Pike, Fairfax County, Virginia, as outlined in red on the survey entitled “Plat Showing the Property of Sunset Development Corporation of Northern Virginia”, dated December 5, 1973, prepared by Walter L. Phillips, Inc., a copy of which is attached hereto and made a part hereof and marked Exhibit “A”, containing 5.8817 acres, more or less, and as further described by metes and bounds on Exhibit “A-1” attached hereto and made part hereof.
          (b) Together with all the improvements to be constructed thereon, and all easements, rights, ways, waters and appurtenances belonging or incidental thereto, and all right, title and interest of Landlord in and to the streets, alleys and public highways through or adjoining the same, which, together with the parcel of land described in Paragraph 1 (a) above, shall collectively be referred to herein as the “demised premises”.
      2. The initial term of this Lease shall begin on the commencement date as herein defined and fully expire 25 years thereafter; provided, however, that if the commencement date is not the first day of a month, then the initial term hereof shall fully expire 25 years after the first day of the first full month immediately following the commencement date. Promptly after the commencement date, the parties shall execute a recordable supplement hereto stating the commencement and expiration dates.
      The commencement date shall be the earlier to occur of (a) the date on which Tenant first opens for business on the demised premises or (b) March 1, 1975. Tenant covenants and agrees to apply for site plan approval on or before December 28, 1973 and for a building permit as soon thereafter as reasonably practical with the appropriate Fairfax County, Virginia authorities and to submit with such applications all necessary plans. Landlord agrees to execute where necessary any permit applications. Landlord agrees to deliver possession of the parcel of land hereby leased to Tenant within thirty-five days after receipt by Landlord of written notice that Tenant desires possession. Such thirty-five day period shall begin on the next Wednesday following receipt by Landlord of such notice. Tenant shall not be required to accept possession of the land prior to the expiration of thirty days after the beginning of the thirty-five day period. Landlord agrees that it shall have levelled to the

[Illegible] the date Landlord delivers possession of the land to Tenant. Following the date hereof, Tenant shall have a right of entry on the demised premises to conduct tests, studies and surveys.
      Both Landlord and Tenant shall have the right to cancel this Lease in the event that Tenant is unable to obtain a building permit from the applicable governmental agencies on or before April 1, 1974 or June 1, 1974 if such date is extended as herein-after provided, by giving written notice to the other within ten days after April 1, 1974 or June 1, 1974, as the case may be, whereupon both parties shall be relieved from further liability hereunder. Tenant agrees to notify Landlord in writing of the filing of the aforesaid applications within five day of such filings. In no event shall Landlord be required to deliver possession of the land to Tenant prior to the obtaining by Tenant of the building permits. In the even that Tenant has not obtained the building permit by April 1, 1974 but is continuing diligently and in good faith to obtain said permit, the date of April 1, 1974 shall be extended to June 1, 1974.
      Provided Tenant shall not be in default herein, Tenant shall have the option to extend the term of this Lease upon all of the same terms, covenants and conditions for one additional term of ten years. If Tenant exercises its extension option, Tenant shall have the option to extend the term hereof for a second additional term of ten years. If Tenant exercises its second extension option, Tenant shall have the option to extend the term hereof for a third additional term of ten years. Such

[illegible] shall be continuously [illegible] [illegible] exercised by Tenant unless Tenant shall have given to Landlord written notice that Tenant does not wish to extend the term of this Lease at least one year prior to the commencement date of the particular option period. Provided Tenant is not in default and Tenant has not previously notified Landlord that Tenant does not wish to extend the term of this Lease, Tenant may exercise more than one option at one time by giving written notice to Landlord.

3.	Tenant covenants and agrees to pay to the Landlord during the term of this Lease annual net minimum rent, herein-after referred to as “minimum rent”, equal to the greater of (a) or (b) as hereinafter set forth:

(a)	The sum of $300,000.00.

(b)	$166,572.00, plus twelve percent times the amount paid by Landlord for the “Landlord’s cost” (as such term is defined in Paragraph 6 hereof). The phrase “term of this Lease”, as used herein, shall mean the original twenty-five year term plus any extension options exercised by Tenant.
      Such minimum rent shall be paid in advance in equal monthly installments on the first day of each and every month during each “lease year” (as such term is hereinafter defined) of the term of this Lease, except that minimum rent for the period from the date the term hereof commences, if such date is not the first day of a month, to the first day of the following month shall be due and payable on the date said term commences. Minimum rent for less than a one month period and less than a full twelve month lease year shall be adjusted pro rata. Until such time as Landlord’s cost is determined, Tenant shall pay a temporary monthly minimum rental of $25,000.00. At such time as the actual minimum rent is determined, any necessary adjustments shall be made between the parties within ten days after the date upon which Landlord’s cost is determined. It is the intention of the parties hereto that the minimum rent to be paid hereunder shall be paid to Landlord absolutely net without deduction of any nature whatsoever, unless otherwise specifically provided for in this Lease. The parties agree to execute a Lease Amendment setting forth the finally determined annual minimum rent. Tenant shall have the right to audit Landlord’s cost. The cost of such audit shall be paid by Tenant, provided that Landlord will reimburse Tenant for audit costs if Tenant discovers an error prejudicial to Tenant equalling 2% (or more) of the correct Landlord’s cost. Disputes in determining Landlord’s cost shall be determined by arbitration pursuant to Paragraph 36 of this Lease.
      Notwithstanding any provision hereof to the contrary, if the commencement date is after December 1, 1974, Tenant shall pay Landlord, on the commencement date, a sum equal to $456.36 multiplied by the number of days elapsing from and including December 1, 1974 to, but not including, the commencement date.
      As additional rent (hereinafter called “percentage rent”), Tenant agrees to pay to Landlord the amount, if any, by which two percent (2%) of Tenant’s “gross sales” (as such term is hereinafter defined) on the “Occupied Portion” (as such term is hereinafter defined) for each lease year during the term of this Lease shall exceed the amount of minimum rent paid by Tenant during the particular lease year. The term “lease year” shall mean each period of February

1 through January 31 except that the first lease year shall be the period from the commencement date of this Lease through the next January 31; except that the last lease year shall be the period from the January 31st next preceding the expiration date hereof (as same may be extended) through said expiration date. If Tenant’s fiscal year changes during the term of this Lease, the parties will cooperate and attempt to adjust the lease year to coincide with Tenant’s fiscal year.
      The term “gross sales”, as used herein, means the total amount charged by Tenant or anyone in Tenant’s behalf or by concessionaires of licensees of Tenant in connection with any and all sales (including telephone sales) of merchandise and service to patrons and customers, made or rendered on, in or from the Occupied Portion, including sales of merchandise shipped from other locations on orders taken in or through the Occupied Portion, or by persons reporting to the Occupied Portion, whether or not such amounts shall be for cash or on credit, whether paid or unpaid, collected or uncollected. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made, irrespective of the time when or if Tenant shall receive payment (whether full or partial) therefor.
      There shall, however, be deducted or excluded there-from the following to the extent that the same shall be included in Tenant’s computation of gross sales:

(1)	All credits and refunds made to customers for merchandise returned or exchanged.

(2)	All sums and credits received in settlement of claims for loss or damage to merchandise sold as aforesaid.

(3)	All sales or excise taxes imposed by any governmental body on such sales and services which taxes are added to the price therefor or collected from the patron or customer and paid by Tenant to such governmental authority. No franchise or capital stock tax and no income or similar tax based upon income or profits as such shall be deducted from gross sales in any event whatever.

(4)	Transfers of merchandise from the Occupied Portion to other stores or warehouses of Tenant.

(5)	Accommodation sales, such as sales of postage stamps, government bonds, savings stamps or similar items where no profit is being made.

(6)	Returns of merchandise to manufacturers, or suppliers.

(7)	Sale of trade fixtures or equipment.

(8)	Service or other charges payable by the customer because an item is sold on credit instead of for cash and any and all charges payable by customers for delivery or merchandise.

       (9) Exclusion or deduction for amount of gift certificates redeemed in cash or for merchandise.
      (10) Deduction of deposits returned to customers.
      (11) Services (such as repairs and delivery) rendered at cost.
      (12) Amounts allowed to customers for merchandise or other things of value traded to Tenant.
      (13) The amount of sales made from vending machines, excluding the portion thereof paid to Tenant as a commission, selling strictly accommodation or convenience products for Tenant’s customers or employees such as, but not limited to, cigarettes, stamps and soda. In the event that Tenant shall sell any of its product lines from vending machines, the total sales thereof shall be included in gross sales.
      (14) Sales and receipts of subtenants not located in the Occupied Portion and sub-rental income to Tenant from subtenants on the demised premises.
      (15) Commissions, bonuses and other fees paid by licensees or concessionaires to Tenant.
      Tenant shall record at the time of sale all receipts from sales or other transactions whether cash or credit in a cash register or in cash registers having a cumulative total which shall be sealed. Tenant’s bookkeeping procedures shall be consistent with good business practice. Tenant shall keep or cause to be kept on the demised premises, or at its main office address as set forth on the first page hereof, or at such other location in the Washington area where Tenant may store its records, for a period of not less than three (3) years after the end of the lease year to which they have reference, full, true and accurate records of all such gross sales, credits, refunds and other operations to which Landlord or Landlord’s representative shall have access at any and all times during regular business hours for the purpose of examining or auditing the same without expense to Tenant and Tenant shall also furnish to Landlord any and all statements, information, copies of income tax returns which show separately financial data for the Occupied Portion and other supporting data relating to such gross sales as and when Landlord may reasonably require. Without limiting the generality of the foregoing, Tenant agrees to keep for at least three (3) years following the end of each lease year the gross income, sales, use and occupation tax returns with respect to said lease years and all pertinent original sales records. Errors, if any, in any statement submitted by the Tenant shall be promptly adjusted and settled. If any error in the submission of gross sales shall amount to a difference of 3% more of the correct gross sales, the reasonable costs, including the full amount of bills rendered to Landlord by its then regularly employed certified public accountant for such examination of Tenant’s books shall be paid by Tenant. The furnishing by Tenant of any willfully or grossly inaccurate statement of gross sales may be deemed, at Landlord’s sole option and discretion, a violation or breach of or default under this Lease. Landlord agrees to keep any information obtained from Tenant as confidential, except that Landlord may give such information to any mortgagee or party secured by deed of trust, or to a prospective purchaser of the demised premises, and except in connection with any litigation or arbitration proceedings between the parties, or as may be required by any competent judicial or other legally constituted authority. If Tenant disputes Landlord’s determination of gross sales after audit by Landlord, such dispute shall be resolved by arbitration pursuant to Paragraph 36 hereof.
      Within sixty days after the end of each lease year, Tenant shall submit to Landlord a written statement of Tenant’s gross sales for the preceding lease year certified by a certified public accountant and Tenant shall pay simultaneously with the submission of such statement any percentage rent which may be due and payable.
      4. The term “Occupied Portion”, as used herein, shall mean the part or parts (if any) of the demised premises which Tenant may elect to occupy at any time or from time to time during the term of this Lease. Tenant agrees to operate a Hechinger store on the Occupied Portion substantially similar to and under the same trade name as the majority of other stores may be operated at any time or from time to time during the term of this Lease by Tenant in the Metropolitan Washington area. Tenant may use the Occupied Portion for any lawful purpose whatsoever, including, but not limited to, the sale of such merchandise and services as Tenant may from time to time desire, provided, however, that in the event Tenant substantially changes the nature of its business from the type of business in which Tenant is presently engaged in the Washington Metropolitan area,

Landlord shall have the right to cancel this Lease if Tenant is not willing to adjust the percentage rent rate to that rate customarily paid by tenants operating businesses similar to the business operation to which Tenant has changed, such adjustment to be effective as of the date of Tenant so changed the nature of its business. Upon such termination, the rent and other charges payable hereunder by Tenant shall be apportioned and adjusted to the date Tenant surrenders possession of the demised premises and both parties shall be relieved of further liability under this Lease.
      In the event of a dispute as to whether Tenant has substantially changed its business or as to the percentage rent rate applicable to such changed business, the dispute shall be referred to arbitration pursuant to the provision of Paragraph 36 of this Lease. In the event that it is determined by such arbitration that Tenant has substantially changed the nature of its business and Tenant is unwilling to increase the percentage rent rate to the new rate determined by the arbitrators as applicable to such changed business and Landlord does not exercise its right to cancel this Lease within ninety (90) days after Tenant notified Landlord of its election to not abide by the decision of the arbitrators with respect to the new percentage rate, then the percentage rent rate shall remain at the rate in effect at the time of the dispute. If Landlord shall be entitled to, but does not exercise, its rights to cancel this Lease within ninety (90) days after Tenant notified Landlord of its election to not pay the new rate, as aforesaid, then Landlord shall no longer have the right of cancellation and Tenant shall have the right to conduct whatever business it may desire and otherwise use the demised premises
-ll-

for any lawful purpose without being required to pay a different percentage rate than the rate in effect at the time of the dispute.
      At all times (if any) during the term hereof in which there is an Occupied Portion, Tenant shall actively and diligently operate its business in a high grade and reputable manner in the Occupied Portion maintaining in the Occupied Portion a full staff of employees and a full and complete inventory of merchandise during business hours (unless prevented from doing so by fire, strikes or other conditions beyond the reasonable control of Tenant).
      “Business hours” shall mean those hours maintained from time to time during the term of this Lease by the majority of other Hechinger stores operating in the Washington Metropolitan area.
      In the event that Hechinger Company shall at any time during the term of this Lease operate less than a 60,000 gross square foot retail facility on the demised premises under the trade name requirements set forth above, then, that portion of the minimum rent equal to the ratio of square footage of building area which is not being used by Hechinger as a retail operation to 60,000 square feet shall be adjusted to the “Consumer Price Index, United States and the Selected Area, Washington (1967 - 1969 = 100) all items” from the date such event occurs. For example, if, on February 1, 1985, the Hechinger retail operation is reduced to 45,000 square feet, one-fourth of the minimum rent shall be
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adjusted to the Index for the remainder of the lease term or until such time as Tenant again operates at least a 60,000 square foot Hechinger store, whichever shall be the first to occur. The portion of minimum rental so affected shall be adjusted at the end of every three lease years. The first adjustment shall be made by multiplying the affected portion of the minimum rent by a fraction, the numerator of which will be such Index for the month of January immediately preceding the date on which such adjustment takes place and the denominator of which shall be such Index for the month of January one year prior to the January used in the numerator. For example, the formula would be 15,000/60,000 x $300,000 x Index, January, 1984/Index, January, 1983. Future adjustments at the end of each three lease years would use the Index for the month of January immediately preceding the date of adjustment as the numerator and January, 1984 as the denominator. Tenant acknowledges that this adjustment would take effect even if a sublessee of Tenant operated a retail facility in part of the original buildings constructed on the demised premises. Under no circumstances shall the minimum rent be reduced below the original minimum rent (or portion thereof so affected) as a result of any such adjustment. If such Index shall be discontinued, then any similar successor consumer price index of the U.S. Department of Labor, or successor agency thereto for the Washington area shall be used. If there is no such similar successor index and the parties cannot agree upon a successor index or formula, or if there shall be disagreement as to any other provision in this Paragraph 4, then the matter shall be referred to arbitration as hereinafter provided pursuant to paragraph 36 hereof.

      5.     Tenant will, at Tenant’s cost and expense, bear, pay and discharge, or cause to be borne, paid and discharged, on or before the last day upon which the same may be paid without interest or penalty for the late payment thereof, all taxes, assessments, sewer rents, water rents and charges, duties, impositions, license and permit fees, charges for public utilities of any kind, and payments and other charges of every kind and nature whatsoever, ordinary or extraordinary, foreseen or unforeseen, general or special (all of which are hereinafter sometimes collectively referred to as “Impositions”) which shall, pursuant to present or future law or otherwise, during the term hereby granted be levied, charged, assessed or imposed upon, or grow or become due and payable out of or for, or become or have become a lien on, the demised premises or any part thereof, or any buildings or improvements now or hereafter located thereon, or the appurtenances thereto, or the sidewalks, streets or vaults adjacent thereto, or any franchises as may be appurtenant to the use and occupation of the demised premises; it being the intention of the parties hereto that the rents reserved herein shall be received and enjoyed by Landlord as a net sum free of all such Impositions, except income taxes assessed against Landlord, franchise, estate, succession, inheritance or transfer taxes of Landlord, or any tax or charge in replacement or substitution of the foregoing or of a similar character, provided, however, that if at any time during the term of this Lease the then prevailing method of taxation or assessment shall be changed so that the whole or any part of the Impositions therefore payable by Tenant as above provided, shall instead be levied, charged, assessed or imposed wholly or partially on the rents received by Landlord from the demised premises, or shall otherwise be imposed against Landlord in the form of a franchise tax or otherwise, the Tenant shall pay all such levies, charges, assessments, impositions, taxes and other substituted charges, on or before the last day upon which the same may be paid without interest or penalty for the late payment thereof.
      Tenant shall furnish Landlord with evidence of the payment and discharge of any of the aforesaid Impositions within thirty (30) days after the last day upon which the same may be paid without interest or penalty for the late payment thereof.
      Tenant shall pay all interest and penalties imposed upon the late payment of any Impositions which Tenant is obligated to pay or cause to be paid hereunder.
      If Tenant shall fail, for ten (10) days after notice and demand given to Tenant, to pay any Imposition on or before the last day upon which the same may be paid without the imposition of interest or penalties for the late payment thereof, then Landlord may pay the same with all interest and penalties lawfully imposed upon the late payment thereof and the amounts so paid by Landlord shall thereupon be and become immediately due and payable by Tenant to Landlord hereunder.
      Tenant, at Tenant’s cost and expense, may, if Tenant shall in good faith so desire, contest the validity or amount of any Imposition, in which event Tenant may defer the payment thereof for such period as such contest shall be actively prosecuted and shall be pending undetermined. Landlord agrees to sign the necessary papers in connection with any real estate tax assessment or other Imposition protest filed by Tenant. Any refunds received as a result of such protests shall belong to Tenant.
      No provision of this Lease shall be construed so as to require Landlord to allow any such items so contested or intended to be contested to remain unpaid for such length of time as shall permit the demised premises, or the lien thereon created by such item to be contested, to be sold by federal, state, county or municipal authority for the nonpayment thereof, or as shall permit an action, either of foreclosure or otherwise, to be commenced by the holder of any mortgage which shall be lien upon Landlord’s interest in the demised premises.
      In the case of such of the aforesaid Impositions levied with respect to a particular fiscal period of the levying or taxing authority, for any such period in which this Lease terminates or expires, Tenant shall be liable under this Paragraph 5 only for such proportion of such Impositions as the part of such fiscal period from the beginning of said period to the date of expiration or termination of this Lease shall bear to the whole of such fiscal period. It is agreed that Tenant shall have the right to request that any lump sum special assessment be paid in annual installments so long as Tenant pays such assessment or tax resulting therefrom in full at the expiration of this Lease. Notwithstanding any provision to the contrary set forth herein, all Impositions shall be adjusted on a pro-rata basis commencing on the date Tenant is given possession of the land pursuant to the terms of Paragraph 2 herein.
      6. Tenant agrees to construct all of the improvements, structures, parking area and roadways and to perform all other work of any nature, except the demolition of the existing motion picture screen, necessary to change the present condition of the parcel of land being leased to the condition desired by Tenant. All of such work shall be performed in accordance with plans and specifications to be prepared by Tenant at Tenant’s expense, providing for improvements which shall include a Hechinger store substantially similar to either the Glenmont or Tysons Corner store of Hechinger. Any plans and specifications providing for improvements other than described above shall be subject to Landlord’s approval. Landlord’s approval shall not be unreasonably withheld or delayed. Landlord agrees to submit to Tenant on or before the date Landlord is required to deliver possession of the demised premises to Tenant written evidence of Landlord’s ability to fund Landlord’s maximum commitment hereunder to pay for Landlord’s cost is a form acceptable to Tenant.
      Landlord shall reimburse Tenant for all of its construction costs, being all expenses and costs reasonably incurred by Tenant in designing and constructing Tenant’s improvements, in the following manner:
      Tenant shall submit monthly requisitions to Landlord on or before the 25th day of each month signed by an officer of Tenant and the supervising architect setting forth in trade breakdown form and in such detail as may be required by Landlord’s mortgagee the percentage of completion and the amounts expended or costs incurred for work done and necessary materials delivered at the site. Advances by Landlord for Tenant’s construction costs shall be equal to 90% of the amount requisitioned and shall be made on or before the 10th day of the following month. The first requisition may not be submitted until site work has commenced. Said first requisition may include non-construction items expended prior to the date of said requisition such as architect’s and engineer’s fees and recording costs. With each requisition other than the first, Tenant shall furnish waivers of mechanics’ liens as to the general contractor and each major subcontractor and supplier for all work performed or materials included in the last previous requisition if requested by the construction lender or title insurance company. The final holdback of 10% shall be paid at such time as construction is fully completed to the reasonable satisfaction of Tenant, Landlord and Landlord’s

[Illegible][Illegible text] of liens have been delivered to Landlord and Tenant has taken possession of the improvements constructed by Tenant on the demised premises and has opened for business in the demised premises. The payment of all requisitions shall be subject to the satisfaction by Tenant of the conditions normally established by construction lenders in the Metropolitan Washington area. Landlord agrees to accept Tenant’s architect’s certificate of full completion and will use its best efforts to have its mortgagee also accept such certificate.
      It is agreed that the amount to be advanced by Landlord to Tenant for Tenant’s costs shall be not less than $1,100,000.00 nor more than $2,100,000.00. The specific amount within such limits shall be requested by Tenant in writing at the same time Tenant notifies Landlord that Tenant desires possession of the demised premises. If Tenant shall fail to so notify Landlord, it shall be presumed that Tenant requests Landlord to advance $1,100,000.00.
      Any portion of loan placement fees, title insurance, lender’s counsel fees and/or closing expenses attributable to that portion of the financing in excess of Landlord’s cost shall not be included as part of Landlord’s cost. For example, if Tenant requests Landlord to provide financing of $1,400,000.00 for Tenant’s costs and other portions of Landlord’s cost amount to $100,000.00 (for such items as interest during construction, etc.) and Landlord elects to obtain a mortgage for $2,000,000.00, then only three-fourths of the amount of the loan placement fees, title insurance, lender’s counsel fees and/or closing expenses shall be included in the computation of Landlord’s cost. Landlord shall use its best efforts to minimize such fees.
      The term “Landlord’s cost” shall mean all sums expanded by Landlord for reimbursement to Tenant for Tenant’s cost of construction, interest payable by Landlord to Landlord’s construction lenders on sums advanced to Tenant by Landlord, costs of obtaining construction and permanent financing (including, but not limited to, loan placement fees, title insurance, lender’s counsel fees and closing expenses as computed according to the provisions of the immediately preceding paragraph) and permit fees paid by Landlord, if any. In the event Landlord’s cost exceeds the amount requested by Tenant in accordance with the provisions set forth above plus the actual amount of those items included in Landlord’s cost which are not part of Tenant’s cost of construction (i.e., construction loan interest, loan placement fees, etc.). Landlord shall have the option of paying such excess amount or of requiring Tenant to pay such excess amount. At the time Tenant notifies Landlord that Tenant desires possession of the demised premises, the parties shall in good faith prepare a written estimate of the total amount of those items including in Landlord’s cost which are not part of Tenant’s costs. Any dispute in preparing the estimate shall be resolved as directed solely by Tenant. Unless Landlord notifies Tenant in writing within ten days after the total amount of Landlord’s costs has been determined of Landlord’s election, Tenant shall pay any such excess amount. Tenant shall have the right to audit the items submitted by Landlord constituting Landlord’s costs. Any dispute shall be referred to arbitration pursuant to paragraph 36 hereof.
      At the time Tenant notifies Landlord that it desires possession of the demised premises, Tenant shall have the right to advise Landlord in writing that it intends to provide its own construction funds and that Landlord shall only be obligated to

[illegible] the amount requested by Tenant as above provided between $1,100,000.00 and $2,100,000.00 at the time the final buyback payment would have been made to Tenant had Landlord obtained a construction loan.
      In the event Tenant desires Landlord to provide funds during construction to Tenant, Tenant shall so advise Landlord in writing at the time Tenant notifies Landlord that it desires possession of the demised premises. If Tenant shall fail to advise Landlord as to whether or not Landlord is to provide funds during construction, it shall be presumed that Tenant desires Landlord to provide such funds.
      In the event Landlord is required to provide funds during construction to Tenant, Tenant covenants and agrees to take such funds from Landlord as such funds are needed during construction by Tenant. It is intended by this paragraph that Tenant will take down all of the funds requested of Landlord during the normal course of construction so that Landlord will not be in default of any construction loan provisions requiring that funds borrowed from the construction lender shall be used to pay for the construction of the project as such construction progresses.
      Tenant shall have the right, simultaneously with Landlord, to place the construction and/or permanent loans since the cost of obtaining such loans, as above limited, are part of Landlord’s costs. The parties recognize that loan applications must be promptly submitted and accepted. Accordingly, at such time as Landlord is ready to submit a loan application to a lender, Landlord shall advise Tenant in writing of the terms of such application. Unless Tenant shall be able to provide a loan on terms more favorable to the borrower and shall so advise Landlord within 48 hours after receipt of Landlord’s notice, Landlord shall have the right to submit the loan application and to accept a commitment from the lender in accordance with the terms of the application. Since it is to the mutual interest of Landlord and Tenant to obtain construction and permanent loans on terms most favorable to the borrower, Landlord and Tenant will work closely with each other in order to achieve the desired result.
      Regardless of whether Landlord provides funds to Tenant during construction, Tenant covenants and agrees to accept from Landlord and Landlord agrees and covenants to deliver to Tenant (even if Tenant’s costs are less than the amount requested by Tenant) the amount of money originally requested by Tenant at such time as said amount of money is payable by Landlord to Tenant.
      7. Tenant shall at all times during the term of this Lease, at Tenant’s cost and expense, keep the demised premises and all buildings and improvements now or hereafter located there-on, and all facilities and equipment therein, and all sidewalks, curbs, vaults and vault spaces adjoining the demised premises, and all appurtenances thereto, in first class operating condition and repair (subject, however, to normal wear and use), and in such condition as may be required by law and by the terms of the insurance policies furnished pursuant to the terms of this Lease, whether or not such repair shall be interior or exterior, extraordinary as well as ordinary, and whether or not such repair shall be of a structural nature, and whether or not the same can be said to be within the present contemplation of the parties hereto. Upon the expiration of this Lease, Tenant shall surrender the demised premises in good condition and repair, ordinary wear and tear excepted.

      Tenant shall at all times during the term of this Lease, at Tenant’s cost and expense, keep the sidewalks, curbs, vaults and vault spaces adjoining the demised premises, free from snow, ice and any other obstructions.
      Tenant may from time to time during the term of this Lease make alterations or additions to the premises; provided that said alterations or additions shall not adversely affect the value thereof and provided further                      that if any alteration is of a structural nature or shall cost more than fifty thousand dollars ($50,000.00), then Tenant shall obtain Landlord’s prior written consent thereto, which consent may be conditioned on the furnishing by Tenant of a completion and payment bond of a surety company reasonably acceptable to Landlord. Such consent shall not be unreasonably withheld or delayed.
      8. Tenant shall at all times from and after the date Tenant takes possession of the demised premises and during the term of this Lease, at Tenant’s cost and expense, perform and comply with all laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated, of any sovereign or municipality, or agency thereof, having jurisdiction over the demised premises, or the buildings and improvements now or hereafter located thereon, or the facilities or equipment therein, or the streets, sidewalks, vaults, vault spaces, curbs and gutters adjoining the demised premises or the appurtenances thereto, or the franchises and privileges connected therewith, whether or not such laws, rules, orders, ordinances, regulations or requirements so involved shall necessitate structural changes, improvements, interference with use and enjoyment of the demised premises, replacements or repairs, extraordinary as well as ordinary, and Tenant shall so perform and comply, whether or not such laws, rules, orders, ordinances, regulations, or requirements shall now exist or shall hereafter be enacted or promulgated, and whether or not such laws, rules, orders, ordinances, regulations, or requirements can be said to be within the present, contemplation of the parties hereto. Notwithstanding the foregoing, Tenant at its expense may contest, after prior written notice to Landlord, by appropriate legal proceedings conducted in good faith and with due diligence, in the name of Landlord or Tenant, or both, the validity or application of any law, rule, order, ordinance, regulation or requirement of the nature referred to above, provided that (a) neither the demised premises nor any part thereof would be in any danger of being forfeited or lost, (b) neither Landlord nor any mortgagee would be in any danger of civil or criminal liability for failure to comply therewith, and (c) Tenant shall have furnished such security, if any, as may be required in the proceedings. Landlord agrees to cooperate in any such contesting by Tenant and to sign any necessary documents.
      Tenant during the term of this Lease will not use or keep or allow the demised premises or any portion thereof of any buildings or other improvements now or hereafter erected or maintained thereon or any appurtenances thereto, to be used or occupied for any unlawful purpose or in violation of any certificate of occupancy, and will not suffer any act to be done or any condition to exist on the demised premises or any portion thereof or in any building or [illegible] improvements now or hereafter erected thereon or in any appurtenance thereto, or permit any article to be brought therein, which may be dangerous, unless safeguarded as required by law, or which may, in law, constituted a nuisance, public or private, or which may make void or voidable any insurance in force with respect thereto.
      9. Landlord agrees to join in the execution of necessary utility easements, street widening dedications or other documents to public or quasi-public authorities necessary to permit the parties to accomplish the results intended by this Lease.
      10. Notice is hereby given that Landlord shall not be liable for any work performed or to be performed on the demised premises, or in any building or improvement thereon, or in connection with any appurtenance thereto, for Tenant or for any materials furnished or to be furnished at the demised premises for Tenant, and that no mechanics’ or other lien for such work or materials shall attach to the reversionary or other interest of Landlord. If, in connection with any work being performed by Tenant or in connection with any materials being furnished to Tenant, any mechanics’ lien or other lien or charge shall be filed or made against the demised premises or any part thereof or any buildings or improvements now or hereafter erected and maintained thereon or on any appurtenances thereto, or if any such lien or charge shall be filed or made against Landlord as owner, then Tenant, at Tenant’s cost and expense, within thirty

(30) days after such lien or charge shall have been filed or made, shall cause the same to be cancelled and discharged of record by payment thereof or filing of a bond or otherwise, and shall also defend, at Tenant’s cost and expense, any action, suit or proceeding which may be brought for the enforcement of such lien or charge, and shall pay any damages suffered or incurred therein by Landlord, and shall satisfy and discharge any judgment entered therein. In the event of the failure of Tenant to discharge within the above-mentioned thirty (30) day period any mechanics’ lien or other lien or charge herein required to be paid or discharged by Tenant, Landlord may pay such items or discharge such liability by payment or bond, or both, and Tenant will repay to Landlord upon demand any and all amounts paid by Landlord therefor, or by reason of any liability on any such bond, and also any and all incidental expenses, including counsel fees in reasonable amount, incurred by Landlord in connection therewith.
      11. This is an absolutely net lease and Landlord shall not be required to provide any services or do any act or thing with respect to the demised premises, or the buildings and improvements thereon, or the appurtenances thereto, except as may be specifically provided herein, and the rent reserved herein shall be paid to Landlord without any claim on the part of Tenant for diminution, set off or abatement and nothing shall suspend, abate or reduce any rent to be paid hereunder, unless otherwise specifically provided for herein.

      In the event that Landlord (or Landlord’s mortgagee) shall fail to perform any obligation to be performed by Landlord within thirty days after receipt of written notice, or commence to cure within said thirty days and diligently proceed to cure any matter which cannot be cured within said period, Tenant shall have the right to perform such obligation and to deduct the cost thereof (plus interest thereon at 2% above the prime rate charged by Riggs National Bank, Washington, D.C.) from the next ensuing rental payments.
      12. Commencing on the date Tenant takes possession of the demised premises and continuing at all times during the term of this Lease, Tenant shall: (a) keep the buildings which may hereafter be erected on the demised premises insured in the name of Landlord, Tenant and Landlord’s mortgagee as their interest may appear, with the standard mortgagee loss payable clause, in insurance companies satisfactory to Landlord against loss or damage by fire, windstorm, hail, explosion, riot, civil commotion, vandalism, malicious mischief, smoke, hurricane and tornado and damage from aircraft and vehicles and such other risks as are customarily insured against by persons in the same or a similar business as Tenant in the Metropolitan Washington area, to the extent insurance against such risks is available in said area under an extended coverage endorsement, in an amount representing not less than one hundred percent (100%) of the full insurable value [the term “full insurable value” shall mean the actual replacement cost (excluding foundation and excavation cost and cost of underground flues, pipes and drains), without deduction for physical depreciation, as such replacement cost shall be adjusted by Tenant’s insurer every three years due to changes in the cost of construction factor, at Tenant’s expense] and against war risks, as when and so long as insurance against such risks is obtainable from the United States of America or an agency thereof at reasonable cost in an amount representing not less than one hundred percent (100%) of the full insurable value: (b) effect and maintain in insurance companies satisfactory to Landlord, boiler insurance, if the same shall be appropriate, in an amount acceptable to Landlord and general liability insurance on the demised premises for the benefit of Landlord, Tenant and Landlord’s mortgagee and covering any liability that Landlord or Landlord’s mortgagee may have regarding the demised premises for a total of One Million Dollars ($1,000,000.00) in respect to any one accident or disaster and One Million Dollars ($1,000,000.00) in respect of injuries or damage to any person, and Five Hundred Thousand Dollars ($500,000.00) in respect to property damage; (c) with respect to the initial construction or any restoration, alterations or changes in the demised premises that may be made by the Tenant in excess of Fifty Thousand Dollars ($50,000.00) per job, also provide and keep in force for the benefit of the Landlord and Landlord’s mortgagee, contingent liability and builder’s risk insurance in the usual form, including coverage against collapse (during the initial construction, the premiums for contingent liability and builder’s risk insurance shall be included in

Tenant’s construction costs); and in insurance companies satisfactory to the Landlord as to the amount of each policy and the identity of the respective insurers; and (d) effect and maintain in insurance companies satisfactory to Landlord, casualty rent insurance in an amount sufficient to meet all real estate tax payments for one year plus the amount of the minimum rent hereunder for a period of one year from the date of the casualty. In the event of an insured loss, the insurance proceeds shall be payable to Landlord and/or Landlord’s mortgage and held subject to the provisions of Paragraph 14 hereof. Tenant agrees to deliver to Landlord all policies for fire and extended coverage insurance and duplicate policies or certificates from insurance companies with respect to the other insurance coverages provided for herein, at least five days prior to the effective date of the particular policy and from time to time thereafter as new policies are issued. Each insurance policy or certificate shall, to the extent obtainable, contain an agreement by the insurer that such policy shall not be cancelled without at least ten (10) days prior written notice to Landlord and to Landlord’s mortgages and that any losses shall be paid notwithstanding any act or neglect of Tenant or Landlord. If Tenant shall fail to effect or maintain each insurance, Landlord may effect the same Tenant agrees to pay on demand any amount properly paid by Landlord for such purpose, and, in case of its failure to so pay, the same shall be added to and become part of the installment of rent next due under the terms of this Lease. Landlord shall not be limited in the proof or any damages which

Landlord may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force general liability policies as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant which would have been payable upon such insurance but shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, liability, damages, claims, costs and expenses of suits, judgments and interest, suffered, or incurred by Landlord by reason of accident or disaster occurring on the demised premises which should have been insured hereunder. The Tenant shall not violate or permit to be violated any condition of any of said policies, and Tenant shall so perform and satisfy the requirements of the companies writing such policies that at all times companies of good standing shall be willing to write such insurance. Subject to approval by Landlord’s mortgagee, all insurance to be carried by Tenant hereunder may be provided under blanket coverage policies and certificates of such insurance may be submitted. Any of Tenant’s insurers which are satisfactory to Landlord’s first mortgagee shall be deemed also approved by Landlord for purposes of this Lease.
      13. Tenant will indemnify and save harmless Landlord from and against any and all liability, loss, damages, expenses, cost of action, suits, interest, fines, penalties, claims and judgments (to the extent that the same are not paid out of the proceeds of any policies of insurance furnished by Tenant to Landlord pursuant to Paragraph 12 hereof) arising from injury or claim of injury, from and after the date Tenant takes possession of the demised premises and during the term of this Lease to persons or property of any and every nature, and from any matter of thing, growing out of the occupation, possession, use, management, improvement, construction, alteration, repair, maintenance or control of the demised premises, the buildings and improvements now or hereafter located thereon, the facilities and equipment therein, the streets, sidewalks, vaults, vault spaces, curbs and gutters adjoining the premises, the appurtenances thereto or the franchises and privileges connected therewith (other than such as may have been caused by the negligence of Landlord, its agents or employees), or arising out of Tenant’s failure to perform, fully and promptly, or Tenant’s postponement of compliance with, each and every term, covenant, condition and agreement herein provided to be performed by Tenant. Tenant, at Tenant’s cost and expense, will defend by counsel any and all suits that may be brought, and claims which may be made, against Landlord, or in which Landlord may be impleaded with others, whether Landlord shall be liable or not, upon any such above-mentioned liability, loss, damages, expenses, costs of action, suits, interest, fines, penalties, claims and judgements and shall satisfy, pay and discharge any and all judgments that may be imposed against Landlord in any such action or actions in which Landlord may be a party defendant, or that may be filed against the demised premises, the buildings and improvements thereon or the appurtenances thereto, or any interest therein, and in the event of the failure of Tenant to say the sum or sums for which Tenant shall become liable as aforesaid, then Landlord may pay such sum or sums, with all interest and charges which may have accrued thereon, and the amount so paid by Landlord shall be payable by Tenant to Landlord upon demand together with interest thereon at the rate of two percentage points above the prime interest rate charged by Riggs National Bank, Washington D.C., from the date of payment thereof by Landlord plus reasonable counsel fees incurred by Landlord. Tenant’s obligations under the last sentence of this Paragraph 13 shall be deemed satisfied if performed and discharged by an insurer or anyone else on Tenant’s behalf rather than Tenant itself.
      14. If any building, fixture or other improvements hereafter situated on the demised premises (except movable trade fixtures, furniture and furnishings) should at any time during the term of this Lease be damaged or destroyed by fire or otherwise, the Tenant shall (except as otherwise hereinafter provided), at its sole cost and expense (except to the extent that it shall be reimbursed out of insurance proceeds), restore and rebuild the same as nearly as possible to the condition they were in immediately prior to such damage or destruction, and such restoration and rebuilding, prosecuted with reasonable diligence, shall be completed as soon as reasonably possible. No damage or destruction of any building or any of the fixtures or other property therein shall be grounds for the termination of this Lease except as hereinafter provided during the last two years of the term, or relieve the Tenant from any obligation created or imposed by the virtue of this Lease, any laws of the State of Virginia to the contrary notwithstanding including, but without limiting the generality of the foregoing, Tenant’s obligation to make payment of the rent and all other charges on the part of Tenant to be paid, and the Tenant’s obligation to perform all other covenants and agreements on the part of the Tenant to be performed. To the extent Landlord shall receive rental payments from Tenant’s casualty rent insurance carrier, Tenant shall be given a credit against the minimum rent and other charges payable by Tenant for the amount so received for the period for which such payments are applicable. All insurance proceeds payable on account of such damages arising from insurance required under the provisions of this Lease shall be paid by Landlord and/or its first mortgagee to Tenant in the case of any particular casualty resulting in a loss payment not exceeding $50,000.00 in the aggregate, provided that the Tenant is not in default under this Lease. In case of any particular casualty resulting in a loss payment in excess of $50,000.00 in the aggregate, the insurance proceeds shall be paid to and held by the Landlord and/or its first mortgagee in an escrow fund and shall be disbursed to Tenant, or its Contractor, from time to time as construction progresses, subject to a ten percent (10%) holdback payable upon satisfactory completion of the restoration, rebuilding or repair. In the event any surplus of insurance proceeds shall remain after repairs or replacement of said building shall have been made, such excess shall forthwith be paid to Tenant. If there is no first mortgagee, insurance funds in excess of $50,000.00 shall be held in escrow jointly be Landlord and Tenant for disbursement as required by this Lease.

      In the event that at least fifty percent of the demised premises shall be damaged by fire or other insured casualty during the last two years of the initial term of this Lease or any exercised extension thereof, then Tenant shall have the right to terminate this Lease by giving written notice to Landlord within thirty days of the date of casualty. In such event, all insurance proceeds, exclusive of proceeds payable to Tenant for trade fixtures, trade equipment, inventory and other property of Tenant, shall belong to Landlord. Unless this Lease shall have been terminated, Tenant shall have the right to negotiate and adjust all loss with its insurance carriers.
      15. If the whole of the demised premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, this Lease shall terminate as of the date of title vesting in such authority.
      If more than 25% of the floor area of the building then constructed upon the demised premises shall be so taken, either party hereto may elect, by giving written notice to the other, not more than sixty days after the date on which title shall vest in such authority, to terminate this Lease, whereupon, this Lease shall cease and terminate as of the date of title vesting.
      It is agreed, however, that Tenant may nullify Landlord’s election to terminate this Lease by advising Landlord in writing within ten days after receipt of Landlord’s written notice of termination that Tenant agrees that the minimum rent shall not be reduced more than twenty-five percent, notwithstanding that more than 25% of the floor area of the building then constructed upon the demised premises shall have been taken or condemned, and that

Tenant desires this Lease to remain in full force and effect.
      In case of any taking or condemnation where this Lease is not terminated, the entire award shall be the property of Landlord and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. It is agreed, however, that if a portion of the building is taken and this Lease is not terminated, Tenant must restore the building to a complete architectural unit and Landlord shall make available to Tenant that portion of the award so needed by Tenant. In the event this Lease is terminated as a result of a taking or condemnation, Landlord shall pay to Tenant the unamortized portion of the cost of improvements made by Tenant to the demised premises (for which Tenant has not previously been reimbursed by Landlord), as determined by Tenant’s federal income tax returns.
      Subject to the provisions of the third paragraph in this Paragraph 15, the minimum rent in the case of any taking or condemnation, shall be apportioned as of the date of vesting of title and, if the term of this Lease shall not have ceased and terminated as of said date, Tenant shall be entitled to a pro rata reduction in the annual minimum rent payable hereunder based on the proportion which the floor area of the space taken in the building then constructed on the demised premises bears to the entire floor area of the building then constructed on the demised premises immediately prior to such taking. There shall be no adjustment in minimum rent unless a portion of the building located on the demised premises shall be taken.
      No such taking of any parking area shall give Tenant any right to terminate this Lease unless the number of on-grade parking spaces which can be provided on the remaining land shall be less than 75% of the number of on-grade parking spaces which were provided immediately prior to the taking. In the latter event, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within thirty days of the date of taking.
      16. Landlord covenants and agrees that Tenant, on paying the rents and observing and keeping the covenants, agreements and stipulations of this Lease on its part to be kept, shall lawfully, peaceably and quietly hold, occupy and enjoy said demised premises during the term of this Lease, without hindrance, ejection or molestation by Landlord or any person or persons lawfully claiming under Landlord. Landlord warrants that it has good and marketable title to the demised premises, subject only to those exceptions listed in the Certificate of Title attached hereto as Exhibit “A-2”. In the event that Tenant is unable to purchase a leasehold insurance policy/on or before the date upon which Landlord is required to deliver possession of the demised premises to Tenant from any reputable title insurance company in the Metropolitan Washington area at normal rates with only those standard printed exceptions under ALTA, Form B and those exceptions listed in Exhibit “A-2”, Tenant’s sole remedy shall be to terminate this Lease. Notice of such termination must be given by Tenant to Landlord within thirty days after the aforesaid date.
      17. (a) It is agreed by and between the parties that (1) if default be made by the Tenant in the payment of the rent above reserved, or any part thereof, or (2) if default be made by Tenant in any of the covenants and agreements herein contained, which default shall not be cured within fifteen (15) days after notice to Tenant, or if such default is such as cannot reasonably be cured within such period, then if such cure shall not be commenced within fifteen (15) days after notice to Tenant of such default and thereafter diligently completed, or (3) if the Tenant’s leasehold estate shall be taken on execution, or (4) if the Tenant shall be declared bankrupt or insolvent according to law, or shall make an assignment for the benefit of creditors, then and in any such case, the landlord may lawfully, immediately or at any time thereafter and without notice or demand, and without liability for any damage that may be done to the property of the Tenant, enter into and upon the demised premises and improvements and repossess the same and declare this lease and the tenancy hereby created terminated, expel the Tenant and those claiming under the Tenant, and Landlord shall be entitled to the benefit of all applicable laws respecting the speedy recovery of lands and tenements held over by tenants or proceedings in ejectment, distraint, forcible entry and detainer, and all without prejudice to any remedies which might otherwise be used by the Landlord for arrears of rent or for any breach of Tenant’s covenants herein contained. Tenant further agrees that notwithstanding such re-entry, Tenant shall remain liable for any rent or damage which may be due or sustained prior thereto, and Tenant shall further be liable for the amount of the rent reserved under this Lease at the times herein stipulated for payment of rent or damages which may be due or sustained prior thereto, and Tenant shall further be liable for the amount of the rent reserved under this Lease at the times herein stipulated for payment of rent for the balance of the term, less any amount received by Landlord during such period from others to whom the demised premises may be rented on such terms and conditions, whether for a longer or a shorter period than the term of this Lease, and at such rentals as Landlord, in its sole discretion, shall deem proper. There shall be deducted from any such amounts received by Landlord from others any expenses, including, but not limited to brokerage fees, legal fees, redecorating or remodeling expenses, insured by Landlord in such reletting.
           (b) It is agreed by and between the parties that the Landlord shall have at all times the right to distrain for rent and other charges due and shall have a first and valid lien upon all property of the Tenant on the demised premises whether or not exempt by law, for payment of the rent and other charges herein reserved. Landlord agrees to subordinate its Landlord’s lien to the financing by Tenant of its fixtures and trade items and inventory.
           (c) With respect to a default by Tenant in the payment of rent, Tenant shall have seven days to cure such default after receipt of written notice from Landlord. It is agreed, however, that Landlord shall not be required to give such notice more than three times in any twelve-month period.
      18. Tenant shall have the right to assign this Lease and/or sublet all or a portion of the demised premises without the consent of the Landlord.
      If this Lease shall be assigned or if the demised premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such collection of rent shall be deemed a release of Tenant from the further performance by Tenant of the covenants on the part of the Tenant herein contained.
      19. Each party hereto agrees that at any time (but not more often than twice in each calender year) during the term of this Lease, within ten (10) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee, sublessee or mortgagee designated by such other party, a certificate stating (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which rent has been paid; (c) whether or not there is any existing default by Tenant in the payment of any rent or other sum of money hereunder, and whether or not there is any other existing default by either party hereto with respect to which a notice of default has been served, and if there is any such default, specifying the nature and extent thereof; and (d) whether or not there are any set-offs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate.
      20. Any notices given or required hereunder shall be in writing and shall be given or made by mailing the same by certified mail, postage prepaid, addressed:

To the Landlord — Messrs.	Walter J. Hodges and
Joseph P. Smyth, Esquire
c/o Walter J. Hodges
4697 South 34th Street
Arlington, Virginia 22206
with a copy to:
Joseph P. Smyth, Esquire
6045 Wilson Boulevard
Arlington, Virginia 22205

      To the Tenant — Hechinger Company

Attn: Mr. John M. [Illegible], President
901 - 17th Street [Illegible]
Washington, D. C. 20002
      In the event the Tenant shall have assigned its entire interest in this Lease to one entity or shall have sublet the entire demised premises to one entity, Landlord agrees to send a copy of any notice sent to Tenant to the assignee or sublessee and such assignee or sublessee shall have the same rights as Tenant to cure any default hereunder.
      21. Landlord and its agents shall have the right of access to the demised premises during reasonable business hours to inspect the same in order to assure compliance with this Lease, or to show the same to prospective purchasers; and for a period of six (6) months prior to the expiration of the Lease term, may erect “For Sale” or “For Lease” signs of such size and in such manner as not to interfere with the operation of Tenant’s business. Any such inspection or showing shall be performed in such a manner so as not to unreasonably interfere with the conduct of Tenant’s business.
      22. No waiver by Landlord of any breach by Tenant of any term, convenant, condition or agreement herein and no failure by Landlord to exercise any right or remedy in respect of, any breach hereunder, shall constitute a waiver or relinquishment for the future of any such term, covenant, condition or agreement or of any subsequent breach of any such term, covenant, condition or agreement, nor bar any right or remedy or Landlord in respect of any such subsequent breach, nor shall the receipt of any rent or additional rent, or any portion thereof, by Landlord, operate as a waiver of the rights of Landlord to enforce the payment of any other such rent or additional rent then or thereafter in default, or to terminate this Lease, or to recover the demised premises or to invoke any other appropriate remedy which Landlord may select as herein or by law provided.
      23. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the demised premises, and in the event of any transfer or transfers of the title to such fee Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that, any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant, and provided further that upon any such transfer, the grantee or transferee shall expressly assume and agree to be bound by, subject to the limitations of this paragraph, all of the terms, covenants and conditions in this Lease contained, to be performed on the part of Landlord it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.
      In the event Landlord assigns this Lease prior to the payment by Landlord to Tenant of Tenant’s cost of construction, such assignment shall be conditioned upon the joint and several unconditional guaranty by Landlord to Tenant that such funds shall be paid.
      24. In the event any provision of this Lease should be disaffirmed in any bankruptcy, insolvency or similar proceedings involving Landlord, Tenant shall have sixty days within which to cancel this Lease after receipt of written notice of such action.
      25. The terms of this Lease shall be construed in accordance with the laws of the State of Virginia.
      26. If requested by Landlord, Tenant agrees that Landlord may record a short form of this Lease among the Land Records of Fairfax County, Virginia and all costs of such recording, including, but not limited to, documentary stamps, transfer taxes and other recording charges, shall be borne by Landlord. Such recording costs shall be included as part of “Landlord’s cost.” Both parties agree to execute a short form Lease within ten days after request therefor. The short form shall not include the rental provisions of this Lease.
      27. Landlord and Tenant each warrant to the other that neither has worked with any real estate broker with respect to this transaction. Subject to such representation, each party agrees to indemnify and to hold harmless the other party from and against any real estate brokerage commissions payable to any broker as a result of the signing of this Lease which either party may have to pay in the event of a breach of this warranty by the other party. In the event that it is determined that commission is payable to Andrew B. Phucas and/or Oak Park Realty as a result of this transaction, Tenant covenants to pay such commission.
      28. If Landlord, or its successors or assigns, shall desire at any time and from time to time to sell all or any part of the demised premises, Landlord shall first obtain a bona fide written offer for the purchase of all or part thereof. Landlord shall promptly give written notice to Tenant of such written offer. A true copy of the offer containing all of the terms and conditions of the proposed purchase, with the name and address of the purchaser shall be attached to the written notice. Provided Tenant is not in default, for a period of fifteen (15) days from the receipt of such written notice, Tenant shall have the exclusive right and option to make the purchase of all or part of the demised premises at the same price (less brokerage commissions if Landlord does not have to pay a brokerage commission as a result of the exercise by Tenant of its right of first refusal), terms and conditions as are set out in the offer. If Tenant timely exercises its option, settlement shall be made within the same time, and upon the same terms and condi-

tions as set forth in the bona fide written offer. If the option is not timely exercised, the Landlord shall be free to make the sale to the bona fide offeror; provided, however, that the sale shall be made within the time provided in the bona fide written offer and in strict accordance with the price, terms and conditions as are set forth in the bona fide written offer. The aforesaid right of first refusal shall be applicable to transfers of partnership interests or capital stock or other instruments representing a majority of ownership interest in an entity whose primary asset is the demised premises.
      (b) In the event Tenant fails to execute the aforesaid right of first refusal, then such right shall be deemed extinguished upon consummation of the sale pursuant to the bona fide written offer; however, if such sale is not consummated pursuant to the bona fide written offer, the right of first refusal shall remain in effect.
      (c) The right of first refusal shall not be applicable to transfers by gift, will or intestacy, nor shall same be applicable to transfers by Landlord to members of Landlord’s family or to corporations or trusts substantially owned or controlled by Landlord, or members of Landlord’s family, it being the intent of the parties that any excluded transfers may be with or without consideration, but shall not be the purposes of evading Tenant’s right of first refusal. In any event, the right of first refusal shall remain in full force and effect after such excluded transfers and shall be binding upon the transferees, or any successors in title or interest to Landlord.

      29. Time is of the essence in this Lease.
      30. So long as Tenant is not in default, all shelving, counters and other trade fixtures and trade equipment may be removed from time to time during the term of this Lease. At the end of the term hereof, Tenant shall remove all signs, personal property and trade fixtures from the demised premises.
      31. In the event that the applicable zoning laws are changed and the use of the demised premises becomes a nonconforming use and the demised premises are damaged or destroyed, the Tenant shall be relieved of its obligation to restore the improvements if the zoning laws prohibit such restoration. In such event the fire insurance proceeds, if any, (exclusive of insurance proceeds payable to Tenant for trade fixtures, trade equipment, inventory and other property of Tenant) will belong to Landlord.
      32. In the event that there is a complete denial of access to the demised premises for more than fourteen days, Tenant shall pay two percent of gross sales in lieu of minimum rent during the period in which complete access is denied.
      33. Landlord and Tenant each hereby waives all claims for recovery from the other for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance. Such insurance policies shall provide that the insurance shall not be prejudiced if the assureds have waived right of recovery from any person prior to the date and time of loss or damage, if any, permitted by the applicable policy of insurance. All insurance policies carried by either party covering the demised premises, including but not limited to contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer against the other party.
      34. If so requested by Landlord, Tenant agrees that this Lease shall be subordinate to the lien of any mortgages or deeds of trust that may now or hereafter be placed upon the demised premises and to any and all advances to be made thereunder and to the interest thereon, and all renewals, replacements and extensions thereof provided the mortgagee or trustees named in said mortgages or deeds of trust shall agree in writing for the benefit of Tenant to recognize this Lease and the rights of Tenant hereunder and not disturb Tenant’s use and enjoyment of the demised premises in the event of foreclosure if Tenant is not in default beyond any permitted grace periods. The term “Tenant” as used in this Paragraph 34 shall include Tenant’s assignees and subtenants.
      35. Tenant shall have the right to install signs upon the demised premises provided that such signs and the installation thereof comply with all applicable Governmental regulations.
      36. In each case specified in this Lease in which it shall become necessary to resort to arbitration or appraisal, such arbitration or appraisal shall be determined as provided in this Paragraph 36. The party desiring such arbitration or appraisal shall give written notice to that effect to the other party, specifying in said notice the name and address of the person designated to act as arbitrator or appraiser on its behalf. Within fifteen (15) days after the service of such notice, the other party shall give written notice to the first party specifying the name and address of the person designated to act as arbitrator or appraiser [Illegible][Illegible][Illegible] first party of the appointment of its arbitrator or appraiser, as aforesaid, within or by the time above specified, then the appointment of the second arbitrator or appraiser shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator or appraiser in a case where the two arbitrators or appraisers appointed hereunder and the parties are unable to agree upon such appointment. The arbitrators or appraisers so chosen shall meet within ten (10) days after the second arbitrator or appraiser is appointed and if, within thirty (30) days after the second arbitrator or appraiser is appointed, the said two arbitrators or appraisers shall not agree upon the question in dispute, they shall themselves appoint a third arbitrator or appraiser who shall be a competent and impartial person; and in the event of their being unable to agree upon such appointment within ten (10) days after the time aforesaid, the third arbitrator or appraiser shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may apply to any court of general jurisdiction in the County in which the demised premises are located for the appointment of such third arbitrator or appraiser, and the other party shall not raise any question as to the Court’s full power and jurisdiction to entertain the application and make the appointment. The decision of the arbitrators or appraisers so chosen shall be given within a period of sixty (60) days after the appointment of such third arbitrator or appraiser. The decision in which any two arbitrators or appraisers so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the original arbitrators or appraisers appointed by such party, or in whose stead as above provided, such arbitrator or appraiser was appointed, and the fees and expenses of the third arbitrator or appraiser, if any, shall be borne equally by both parties.
      37. Wherever the consent of the either party is required, such consent shall not be unreasonably withheld or delayed.
      38. Landlord agrees to obtain for Tenant within 45 days from the date hereof a Non-Disturbance Agreement from E. Guy Ridgely, et al, Trustees, recognizing this Lease and the rights of Tenant hereunder in the event of foreclosure so long as Tenant is not in default hereunder beyond any permitted grace periods. Landlord agrees to keep the present Deed of Trust free from default until such Non-Disturbance Agreement is obtained. The agreement of Landlord in the preceding sentence shall be for the sole benefit of Tenant and for no other party.
      39. This Lease shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns.
      Witness the hands and seals of the parties hereto
WITNESS

/s/ Juanita E. Smith	/s/ Walter J. Hodges

	Walter J. Hodges		(Seal)

/s/ Juanita E. Smith	/s/ Joseph P. Smyth

	Joseph P. Smyth		(Seal)
ATTEST:
Hechinger Company

/s/ Richard England	By:	/s/ John W. Heckinger
(Seal)

/s/ Stephen C. Rachard V.P.

      Pamela S. Smyth and Margaret L. Hodges join in the execution of this Lease for the sole purpose of subordinating to the provisions of this Lease (and any and all modifications, renewals, extensions or supplements to this Lease) any dower or other estate or interest which either may have in the property which is the subject of this Lease and agree to grant such further assurances of this subordination as may be requested.
WITNESS:

/s/ Juanita E. Smith	/s/ Pamela S. Smyth	(Seal)

/s/ Juanita E. Smith	/s/ Margaret L. Hodges	(Seal)

Exhibit “A” (Plat of Property)

County of Arlington
Commonwealth of Virginia

      I hereby certify that on this 28th day of December, 1973, before me, a Notary Public, personally appeared Walter J. Hodges and Margaret L. Hodges and acknowledged that they executed the within Lease for the purposes therein contained.

/s/ Juanita E. Smith

Notary Public

My Commission Expires:
County of Arlington
Commonwealth of Virginia

      I hereby certify that on this 28th day of December, 1973, before me, a Notary Public, personally appeared Joseph P. Smyth and Pamela S. Smyth and acknowledged that they executed the within Lease for the purposes therein contained.

/s/ Juanita E. Smith

Notary Public

My Commission Expires:
District of Columbia

      I hereby certify that on this 28th day of December, 1973, before me, a Notary Public, in and for the State of Maryland, personally appeared John W. Hechinger, President of Hechinger Company, a body corporate, and acknowledged that he executed the within Lease on behalf of said corporation in his corporate capacity as President.

/s/ [ILLEGIBLE]

Notary Public

My Commission Expires:

(SEAL)

WALTER L. PHILLIPS
INCORPORATED

CIVIL ENGINEERS
LAND SURVEYORS
PLANNERS

DIRECTORS
WALTER L. PHILLIPS, P.E.
CHAIRMAN OF THE BOARD
W. LEE PHILLIPS, JR., P.E.
PRESIDENT
ROBERT A. KINSEY, P.E.
VICE PRESIDENT

ASSOCIATE
JERRY A. McKNIGHT, C.L.E.

[ILLEGIBLE] W BROAD STREET
FALLS CHURCH, VA [ILLEGIBLE]
[ILLEGIBLE]

Description of the Property of Sunset Development corporation of Northern Virginia, Mason District, Fairfax County, Virginia.

     “Beginning at a point in the north line of Leesburg Pike, Virginia Route 7, as widened, said point marks the southwest corner of L. P. Corporation thence with the east line of said L. P. Corporation and then continuing with the east line of Hardin Corporation, N 19°, 18’ 50” E, 611.54 feet to a point marking the northeast corner of the Hardin Corporation in the south line of the Armada Corporation; thence with the south line of the Amanda Corporation and continuing with the south line of Payne, S 61° 32’ 20” E, 423.31 feet to a corner to Payne; thence continuing with the west line of Payne, S 19° 18’ 50” W, 614.54 feet to a point in the north line of Leesburg Pike, Virginia Route 7, as widened, marking the southwest corner of Payne; thence with the said north line of Leesburg Pike, Virginia Route 7, as widened, N 61° 8’ 20” W, 423.80 feet to the beginning and containing 5.8817 acres.”

                                                                                                                               /s/ Walter L. Phillips
                                                                                                                               Walter L. Phillips, C.L.S.
December 10, 1973
Exhibit A-1 (Description of Property)